UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PAR PHARMACEUTICAL COMPANIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PAR PHARMACEUTICAL COMPANIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 20, 2008

To our Stockholders:

The 2008 Annual Meeting of Stockholders of Par Pharmaceutical Companies, Inc. will be held on May 20, 2008 at the Courtyard by Marriott Montvale, 100 Chestnut Ridge Road, Montvale, New Jersey, at 10:00 a.m., local time, for the following purposes:

1.	To elect three Class III members of the Company’s Board of Directors, who will serve until their successors have been duly elected and qualified at the Company’s 2011 Annual Meeting of Stockholders;
2.	To ratify the selection of the firm of Deloitte & Touche LLP as the Company’s independent registered public accounting firm (sometimes referred to herein as “auditors” or “independent auditors”) for the 2008 fiscal year; and
3.	To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

The Board has fixed the close of business on April 1, 2008 as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the meeting. Only stockholders of record as of the close of business on such date will be entitled to vote at the meeting and any adjournment(s) thereof.

By Order of the Board of Directors

Thomas J. Haughey
Secretary

April 1, 2008

YOU ARE URGED TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE PRE-PAID ENVELOPE THAT HAS BEEN PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO ITS EXERCISE. IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND VOTE YOUR SHARES IN PERSON.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON MAY 20, 2008

THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE
AVAILABLE AT www.parpharm.com/proxy

PAR PHARMACEUTICAL COMPANIES, INC.

Page
Questions and Answers About the Annual Meeting	1
Proposal 1: Election of Directors	5
Proposal 2: Ratification of Selection of Auditors	7
Corporate Governance and Board Matters	8
Meetings of the Board and Committee Membership	8
Committees	8
Communications with the Board and Its Audit Committee	11
Governance Principles	11
Code of Ethics	11
Director Independence Standards	11
Review and Approval or Ratification of Transactions with Related Persons	13
Compensation Committee Interlocks and Insider Participation	13
Audit Committee Report	14
Director Compensation	15
Security Ownership	17
Security Ownership of Certain Beneficial Owners	17
Security Ownership of Directors and Management	18
Executive Compensation	19
Officers	19
Compensation Discussion and Analysis	20
Compensation Philosophy and Policies Regarding Executive Compensation	20
The Compensation-Setting Process	22
Components of Executive Compensation	24
Compensation Committee Report	31
Executive Compensation	32
Summary Compensation Table	32
Grants of Plan-Based Awards	34
Outstanding Equity Awards at Fiscal Year-End	35
Option Exercises and Stock Vested	36
Non-Qualified Deferred Compensation	37
Equity Compensation Plan Information	37
Pension Benefits	38
Potential Payments Upon Termination or Change of Control	39
Employment Agreements with Named Executives	39
Potential Payments and Rights Upon Termination or Change of Control	41
Non-compete and non-solicitation	43
Estimated Value of Benefits to Be Received Upon Involuntary Separation Not Related to a Change of Control or Upon Qualifying Termination Following a Change of Control	43
Section 16(a) Beneficial Ownership Reporting Compliance	45
Other Matters	46
Submission of Stockholder Proposals	46
Appendix A	A-1

i

PAR PHARMACEUTICAL COMPANIES, INC.
300 Tice Boulevard
Woodcliff Lake, NJ 07677

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 20, 2008

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why did I receive this proxy statement?

The Board of Directors of Par Pharmaceutical Companies, Inc. is soliciting proxies for its 2008 Annual Meeting of Stockholders and for any adjournment(s) of the meeting. The meeting will be held on May 20, 2008, at the Courtyard by Marriott Montvale, 100 Chestnut Ridge Road, Montvale, New Jersey, at 10:00 a.m., local time.

This proxy statement and the Company’s 2007 Annual Report on Form 10-K (together, the “proxy materials”), along with either a proxy card or voting instruction card, are being mailed to stockholders on or about April 9, 2008. The proxy materials contain information you need to know for voting at the meeting. You do not need to attend the 2008 meeting in order to vote your shares.

Par Pharmaceutical Companies, Inc. is sometimes referred to in this proxy statement as the “Company,” and the Company’s Board of Directors is sometimes referred to in this proxy statement as the “Board.”

How do I contact the Company’s Secretary?

You may contact the Company’s Secretary by sending correspondence to the Company’s principal executive offices, located at 300 Tice Boulevard, Woodcliff Lake, New Jersey 07677. The telephone number of the Company is (201) 802-4000.

Who is entitled to vote, and how many votes do I have?

Holders of our common stock as of the close of business on April 1, 2008 (the “Record Date”), are entitled to vote at the 2008 meeting. For each item presented for vote, you have one vote for each share you own. The Company has no class of voting securities other than the common stock, and its stockholders do not have cumulative voting rights.

Any person who acquires shares of common stock after the close of business on April 1, 2008 and wants to vote such shares at the 2008 meeting must obtain a proxy from the record holder of such shares or otherwise take appropriate steps to obtain the voting rights of such record holder.

What constitutes a quorum?

As of the Record Date, the Company had 34,532,996 shares of common stock outstanding and entitled to vote at the 2008 meeting. A majority of the outstanding shares of our common stock, present or represented by proxy, constitutes a quorum. A quorum is necessary to conduct business at the meeting. If you submit a properly completed and executed proxy, you will be considered part of the quorum.

What am I voting on?

You are voting on the following proposals of the Company:

•	Election of three Class III members of the Board; and
•	Ratification of the selection of the firm of Deloitte & Touche LLP as the Company’s independent auditors for the 2008 fiscal year.

The Board recommends that you vote “FOR” each of the three Class III nominees for director, Patrick G. LePore, Ronald M. Nordmann and Joseph E. Smith, and “FOR” the ratification of the selection of the firm of Deloitte & Touche LLP as the Company’s independent auditors for the 2008 fiscal year.

Will there be any other items of business on the agenda?

We do not expect any other items of business because the deadline for additional stockholder proposals and nominations has already passed. Nonetheless, in case there is such an unforeseen need, the accompanying proxy gives discretionary authority to the persons named in the proxy card with respect to any other matter(s) that might be brought before the meeting. If another proposal is presented, those persons will vote your returned proxy in accordance with their judgment.

How do I vote?

You may vote:

•	in person by attending the meeting; or
•	by following the instructions on the enclosed proxy card or vote instruction form and completing and returning it in the pre-paid envelope provided herewith.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, you are considered the “stockholder of record” of those shares. The proxy materials and proxy card have been sent to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” The proxy materials and a voting instruction form have been forwarded to you by your broker, bank or other nominee, which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the instructions included in the mailing from your broker, bank or other nominee. If your shares are held in street name and you wish to attend and vote at the 2008 meeting, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspectors of election with your ballot at the meeting.

What does it mean if I receive more than one proxy card?

It means you have multiple accounts at the transfer agent or with banks, brokers or other nominees. Please complete and provide your voting instructions for all proxy cards and/or voting instruction forms that you receive.

What is “householding” and how does it affect me?

Some brokers, banks and other nominee record holders of our common stock may be participating in the practice of “householding” proxy statements, which reduces printing costs and postage fees. This means that only one copy of the proxy materials may have been sent to multiple stockholders at a shared address. The Company will promptly deliver a separate copy of the proxy materials to each stockholder who has been “householded” if he or she requests the Company’s Secretary to do so. If you desire to receive separate copies of any future Company proxy materials, or if you are receiving multiple copies of such proxy materials and would like to receive only one copy for your household, you should contact your bank, broker or other nominee holder, or you may contact the Company at its address or telephone number listed above. Our proxy materials are also available on the internet at www.parpharm.com/proxy.

What are the voting requirements to elect the directors and approve proposals?

Directors will be elected by the affirmative vote of a plurality of the shares of our common stock present, in person or by proxy, at the 2008 meeting. The ratification of the selection of Deloitte & Touche LLP will require the affirmative vote of the holders of a majority of the shares of common stock present, in person or by proxy, at the meeting. Any other proposals made at the meeting will require, subject to the General Corporation Law of the State of Delaware, the affirmative vote of the holders of a majority of the shares of our common stock present, in person or by proxy, at the meeting.

Abstentions will be treated as shares present and entitled to vote for purpose of determining the existence of a quorum at the meeting. Under Delaware law, directors are elected by a plurality, rather than a majority, vote at the meeting. As a result, abstentions have no effect on the vote required for the election of directors. With respect to matters other than the election of directors, abstentions will be treated as “no” votes and may, therefore, affect the outcome of the vote on any such matters.

Brokers that hold shares for their clients’ accounts vote such shares either as directed by their clients or, if permitted by the rules of the applicable stock exchange or other organization of which they are members, in their own discretion. Members of the New York Stock Exchange (the “NYSE”) are permitted to vote their clients’ shares in such members’ discretion on certain “routine matters,” including the uncontested election of directors and ratification of the selection of the Company’s auditors, if such clients have not timely furnished voting instructions. When a broker votes its client’s shares on one or more, but not all, of the proposals submitted at a company’s stockholder meeting, the omitted votes are referred to as “broker non-votes.” Broker non-votes will be deemed present and included in determining the existence of a quorum at the meeting. However, broker non-votes will be excluded from the number of shares deemed present and entitled to vote on a matter and, accordingly, broker non-votes reduce the absolute number, but not the percentage (e.g., over 50% of those shares entitled to vote), of affirmative votes required in order to approve the matter. For this reason, broker non-votes will have no effect on the vote required for any of the matters described herein to be presented at the 2008 meeting. For matters that under Delaware law require the affirmative vote of the holders of a majority of the outstanding shares of our common stock (such as an amendment to the Company’s Certificate of Incorporation), broker non-votes would have the effect of “no” votes.

How will my shares be voted on the matters planned to be presented at the 2008 meeting?

You may vote your shares in your discretion either by proxy or in person at the meeting. If you vote by proxy, your shares will be voted as indicated in your properly completed proxy. If you do not indicate how your shares should be voted on one or more matters, the shares represented by your proxy will be voted as recommended by the Board of Directors. If you are the stockholder of record and you do not return a proxy card or attend the meeting, your shares will not be voted.

Will my shares be voted if I do not sign and return my proxy card?

They could be. If your shares are held in street name and you do not instruct your broker, bank or other nominee how to vote your shares, your broker, bank or other nominee may either use its discretion to vote your shares on “routine matters” (such as the election of directors and ratification of auditors) or leave your shares unvoted. For any “non-routine matters” presented at the meeting, your broker, bank or other nominee will not be able to vote on such matters without instructions. We encourage you to provide instructions to your broker, bank or other nominee by completing the instruction card or proxy that it sent to you. This will ensure that your shares are voted at the 2008 meeting as you direct.

What can I do if I change my mind after I complete a proxy?

If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the meeting by:

•	Sending written notice of the revocation of your proxy to the Company’s Secretary;
•	Voting a revised proxy card after the date of the prior proxy; or
•	Voting in person at the 2008 meeting.

Attendance by a stockholder at the 2008 meeting does not alone serve to revoke a proxy.

The latest dated, properly completed proxy that you submit will count as your vote. Please note that if you re-vote your shares by mail, your re-vote will not be effective unless it is received by the Company’s Secretary at the Company’s address prior to the date of the 2008 meeting. If your shares are held in street name, you must contact your bank, broker or other nominee and follow its procedures for changing your voting instructions. You may also vote in person at the meeting, provided, if your shares are held in street name, that you obtain a legal proxy from you broker, bank or other nominee as described above in the answer to “What is the difference between holding shares as a stockholder of record and as a beneficial owner?”

How can I attend the 2008 meeting?

Admission to the meeting is limited to Company stockholders who are eligible to vote or their authorized representatives. If you are a stockholder of record and wish to attend the meeting, tear off and bring the top half of your proxy card and a photo ID to present for admission into the meeting.

If your shares are held in the name of a bank, broker or other nominee, and you wish to attend the meeting, you must bring other proof of ownership, such as an account statement, that clearly shows that you held our common stock on the Record Date, or a legal proxy obtained from your bank, broker or other nominee. You must also bring a photo ID.

No cameras, recording equipment, electronic devices, large bags, backpacks, briefcases or packages will be permitted in the meeting room or adjacent areas, and other items will be subject to search.

Who will count the vote?

The Company will appoint one or more inspectors of election to conduct the voting at the meeting. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their ability. The inspectors will ascertain the number of shares of common stock outstanding, determine the shares present at the meeting for quorum and voting purposes and the validity of proxies and ballots, count all proxies and ballots and perform certain other duties as required by Delaware law. The inspectors will tabulate the number of votes cast for, against or withheld as to, as well as the number of abstentions and broker non-votes in respect of, all proposals submitted at the meeting.

How much will this proxy solicitation cost and who pays it?

The Company has retained and will pay Innisfree M&A Incorporated to assist it in the distribution and solicitation of proxies. Solicitations of proxies will be made principally by mail and may, additionally, be made by directors, officers and other employees of the Company personally and/or via telephone, facsimile, electronic mail or other means of communication. The Company’s directors, officers and other employees will not receive any additional compensation, but may be reimbursed for any reasonable out-of-pocket expenses that they incur, in connection with such solicitations. The Company will, upon request, reimburse brokers, custodians, nominees and fiduciaries for their out-of-pocket and clerical expenses incurred in transmitting proxies and related materials to beneficial owners. The Company believes that the total cost of distributing and soliciting proxies will not be material to it.

When are stockholder proposals due for the 2009 Annual Meeting?

Any proposal that is intended to be presented by any stockholder for action at the 2009 Annual Meeting of Stockholders must be received in writing by the Company’s Secretary no later than December 10, 2008 in order for such proposal to be considered for inclusion in the proxy statement and form of proxy relating to the 2009 Annual Meeting.

Under the Company’s Bylaws, advance notice of stockholder nominations for the election of directors must be delivered personally to, or mailed to and received by, the Company’s Secretary at the address indicated above, not less than 20 nor more than 60 days prior to the 2009 Annual Meeting date; however, in the event that less than 30 days’ prior notice or public disclosure of the 2009 Annual Meeting date is given or made to the stockholders, notice by the stockholder, to be timely, must be received not later than the close of business on the 10th day following the day on which such notice of the meeting date was mailed or such public disclosure was made.

In addition, if the Company does not receive written notice by February 23, 2009 of a matter proposed to be submitted for stockholders’ vote at the 2009 Annual Meeting of Stockholders, proxies received by members of the Company’s management for such meeting may be voted, at the discretion of such members, on any matter(s) that properly come before such meeting, without any discussion of such proposed matter(s) in the proxy statement to be distributed in respect of such meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

Directors

The Company’s Certificate of Incorporation provides that the Board is to be divided into three classes, with the term of office of one class expiring each year. This year, the Class III directors are standing for election. The Company’s Bylaws prescribe that the number of directors constituting the Board shall be not less than three nor more than 13, with the actual number to be set from time to time by resolution of the Board. The Board has set such number at nine (three in each of Class I, Class II and Class III). Due to the resignation of Scott Tarriff, a Class I director, as of January 4, 2007, and of Peter Williams, a Class II director, as of July 17, 2007, there are currently two vacancies on the Board. The Board intends to seek qualified candidates to fill both these vacancies.

Patrick G. LePore, Ronald M. Nordmann and Joseph E. Smith have been nominated for election as Class III directors at the meeting. Mr. LePore was selected by the Board as a Class III director on May 18, 2006 to fill the vacancy created by the resignation of Dr. Arie Gutman in January 2006. Messrs. Nordmann and Smith were each re-elected at the 2005 Annual Meeting of Stockholders. If Messrs. LePore, Nordmann and Smith are elected to the Board at the meeting, their terms will expire in 2011. The Company’s Class I directors have terms that expire in 2009 and its Class II directors have terms that expire in 2010.

Proxies solicited hereby will be voted at the meeting in favor of the election of the three Class III nominees listed in the accompanying proxy card, unless authority to do so is withheld as to a specified nominee(s). The Board and the Nominating-Corporate Governance Committee have both recommended election of such nominees. Proxies may not be voted for a greater number of persons than the number of nominees named herein (i.e., three). Each of the three Class III nominees has consented to serve, if elected, as a director of the Company and to be named in this proxy statement. In the unexpected event that any of the nominees are unable to or will not serve as a director, it is intended that proxies will be voted for the election of a substitute nominee(s). Directors will be elected by the affirmative vote of a plurality of the shares of our common stock present at the meeting.

The following paragraphs set forth certain information (provided by them) regarding each nominee for election as a Class III director of the Company and the year in which he first was elected or selected as a director of the Company.

Class III

Patrick G. Lepore(1)	Age 52	Director Since 2006

In August 2007, Mr. LePore was named Chairman of the Board. Since September 2006, Mr. LePore has been the President and Chief Executive Officer of both the Company and Par Pharmaceutical, Inc., the Company’s wholly owned and principal operating subsidiary. From 2002 to 2005, Mr. LePore was President of the healthcare marketing group at Cardinal Health, Inc. From 1984 until 2002, he was with BLP Group Companies, ultimately as Chairman, President and Chief Executive Officer, which was sold to Cardinal Health in 2002. From 2005 until September 2006, Mr. LePore was a member of a number of non-profit and for-profit boards.

Ronald M. Nordmann(1)(2)(3)	Age 66	Director Since 2001

Since October 2000, Mr. Nordmann has been Co-President of Global Health Associates, LLC, a provider of consulting services to the pharmaceutical and financial services industries. From January 2000 to October 2000, Mr. Nordmann was a private investor. Mr. Nordmann is a trustee of The Johns Hopkins University.

Joseph E. Smith(1)	Age 69	Director Since 2004

In August 2007, Mr. Smith was named Lead Director of the Board. For more than the past five years, Mr. Smith has been a retired executive. Since September 2000, he has been a director of HLTH Corporation (formerly Emdeon Corporation). Mr. Smith serves on the Board of Trustees of the International Longevity Center, a non-profit organization.

***

The following paragraphs set forth certain information (provided by them) regarding the Class I directors (whose terms expire in 2009) and the Class II directors (whose terms expire in 2010), and the years in which each was first elected or selected as a director of the Company.

Class I

Peter S. Knight(3)(4)	Age 57	Director Since 2001

Since August 2004, Mr. Knight has been President of Generation Investment Management U.S. LLP, a London-based investment firm. From January 2004 to August 2004, and from January 2000 to October 2001, Mr. Knight was the President of Sage Venture Partners, an investment firm. From November 2001 to December 2003, he was a managing director of MetWest Financial, a Los Angeles-based asset management holding company. Mr. Knight is a director of Medicis Pharmaceutical Corporation and EntreMed, Inc.

L. William Seidman(4)	Age 86	Director Since 2004

Since December 1992, Mr. Seidman has been employed as the Chief Commentator for CNBC-TV, serves as the publisher of Bank Director magazine and is an independent consultant in the financial services industry. Mr. Seidman serves on the board of directors of LML Payment Systems, Inc.

Class II

John D. Abernathy(2)(4)	Age 70	Director Since 2001

From September 2006 to August 2007, Mr. Abernathy was Chairman of the Board. From January 1995 until his retirement in May 2004, he was Chief Operating Officer of Patton Boggs LLP, a law firm. Mr. Abernathy is a director of Sterling Construction Company, Inc., a civil construction company, and Neuro-Hitech, Inc., a drug development company engaged in the development and commercialization of Huperzine A.

Melvin Sharoky(1)(2)(3)	Age 57	Director Since 2007

From January 2002 to March 2007, Dr. Sharoky was the President and Chief Executive Officer of Somerset Pharmaceuticals, Inc., a research and development pharmaceutical company that markets Eldepryl® for the treatment of patients with late-stage Parkinson’s disease and Emsam® for major depressive disorder. Dr. Sharoky also served as President of Somerset from July 1995 to June 2001 and has been a consultant to Somerset since his retirement from the company in March 2007. Dr. Sharoky also serves on the board of directors of Insmed Corporation, a biopharmaceutical company.

(1)	Member of the Corporate Development Review Committee of the Board.
(2)	Member of the Nominating-Corporate Governance Committee of the Board.
(3)	Member of the Compensation and Management Development Committee of the Board.
(4)	Member of the Audit Committee of the Board.

The Board unanimously recommends a vote “FOR” the election of Messrs. LePore, Nordmann and Smith as Class III directors of the Company.

PROPOSAL 2: RATIFICATION OF SELECTION OF AUDITORS

The Audit Committee has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008, and, as a matter of good corporate governance, the Company is submitting its selection to a stockholder vote. In the event that the Audit Committee’s selection of an independent registered public accounting firm is not ratified by the stockholders, the Audit Committee will review its future selection of an independent registered public accounting firm. Pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm and may change the firm selected to be auditors at such time and based on such factors as it determines to be appropriate.

A representative of Deloitte & Touche is expected to attend the 2008 meeting and will have the opportunity to make a statement and respond to appropriate questions from stockholders present at the meeting.

The fees payable for services provided by Deloitte & Touche to the Company in fiscal years 2007 and 2006 were separately approved by the Audit Committee in accordance with the Sarbanes-Oxley Act of 2002 and were as follows:

	2007	2006
Audit Fees	$2,542,330	$1,984,620
Audit-Related Fees	—	—
Tax Fees	—	$26,640
All Other Fees	—	—
Total Fees	$2,542,330	$2,011,260

Audit Fees.  Represents fees for professional services rendered by Deloitte & Touche with respect to the audit of the Company’s annual consolidated financial statements and reviews of the condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, services associated with Section 404 of the Sarbanes-Oxley Act relating to internal control over financial reporting, services associated with the process of restating certain of the financial information included in the Company’s originally-filed Annual Report on Form 10-K for the year ended December 31, 2005, and in the Company’s originally-filed Quarterly Report on Form 10-Q for the quarter ended April 1, 2006, and assistance provided in reviewing documents filed by the Company with the Securities and Exchange Commission (the “SEC”).

Tax Fees.  Represents fees for professional services rendered by Deloitte & Touche for tax compliance, tax advice and tax planning.

The Audit Committee has adopted a written policy that requires the advance approval of all audit, audit-related, tax and other services performed by the Company’s independent auditors. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless a specific service has been previously pre-approved with respect to a given year, the Audit Committee must approve such service before the independent auditors may be engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to approve permitted services so long as the Chairman reports any such decisions to the Audit Committee at its next regularly scheduled meeting.

The Audit Committee approved, in advance, all audit and tax services provided for a fee by Deloitte & Touche in fiscal years 2007 and 2006. The Audit Committee will continue to pre-approve all audit and non-audit services provided to the Company by the Company’s auditors in compliance with the Sarbanes-Oxley Act. The Audit Committee has considered whether the provision of non-audit services by Deloitte & Touche was compatible with maintaining its independence and determined that the nature and substance of the non-audit services did not impair the status of Deloitte & Touche as the Company’s independent auditors.

Assuming a quorum exists at the meeting, the ratification of the selection of Deloitte & Touche will be approved upon the affirmative vote of the holders of a majority of the shares of our common stock present, in person or by proxy, at the meeting.

The Board unanimously recommends a vote “FOR” the ratification of the selection of Deloitte & Touche LLP as the Company’s auditors for fiscal year 2008.

CORPORATE GOVERNANCE AND BOARD MATTERS

Meetings of the Board and Committee Membership

The Board met eleven times during 2007, and the independent directors met twice without any officer of the Company present. During 2007, each current director attended at least 75% of the aggregate meetings of the Board. The Company encourages all directors and nominees to attend the 2008 meeting of the Company’s stockholders. All members of the Board attended the Company’s last annual meeting of stockholders, held on October 16, 2007.

The Board has established four standing committees: the Audit Committee, the Compensation and Management Development Committee, the Nominating-Corporate Governance Committee and the Corporate Development Review Committee (formerly the Corporate Strategy Committee). During 2007, each current director attended at least 75% of the aggregate meetings of the Company’s committees of which he was a member.

The table below sets forth the current members of each committee as of April 1, 2008.

Name of Director	Board	Audit	Compensation	Nominating	Corporate Development Review
John D. Abernathy	Member	Chairman		Member
Patrick G. LePore	Chairman				Member
Peter S. Knight	Member	Member	Member
Ronald M. Nordmann	Member		Member	Chairman	Member
L. William Seidman	Member	Member
Melvin Sharoky	Member		Chairman	Member	Member
Joseph E. Smith	Member*				Chairman
Total meetings in 2007	11	8	5	5	4

*	Mr. Smith has been designated Lead Director.

Lead Director

The Lead Director is designated as such by the independent directors to preside at all executive sessions of independent directors, to represent the interests of the independent directors to management, and to function as a liaison with management. In addition, the Lead Director reviews in advance with the Chairman and management the schedule for Board and Committee meetings. The Lead Director reviews the agenda for each Board meeting and has the opportunity to request such changes as he deems appropriate to ensure that the interests and requirements of the independent directors are properly addressed. The independent directors meet at least twice a year without members of the Company’s management being present.

Committees

The responsibilities of the committees are set forth in their respective written charters, which are reviewed annually by the respective committees and, where appropriate, the Board. All of the charters are available on the Company’s website at www.parpharm.com/investors/management.jsp.

The members and principal responsibilities of each committee are as follows:

Audit Committee

The Audit Committee is currently composed of Messrs. Abernathy (Chairman), Knight and Seidman. The Audit Committee reviews the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, and the qualifications, independence and performance of the Company’s independent auditors. In addition, the Audit Committee: (i) reviews the results of the annual audit with management and the Company’s independent auditors; (ii) reviews with financial management and the Company’s independent auditors significant financial reporting issues and practices, any changes in accounting principles and disclosure practices; (iii) reviews the proposed scope of the annual audit and approves the audit fees to be paid in connection with the annual audit; (iv) discusses the adequacy and effectiveness of the Company’s internal controls over financial reporting with the independent auditors and the Company’s financial and accounting staff; (v) assists the Board in monitoring the integrity of the Company’s financial statements and its systems of internal control over financial reporting, as well as management’s report; (vi) inquires of management and the Company’s independent auditors concerning significant risks or exposures and assesses the steps that management has taken to minimize such risks and exposures to the Company; and (vii) reviews annually the adequacy of its Charter and the functions and independence of the Audit Committee.

The Audit Committee is governed by the Company’s Audit Committee Charter, a copy of which is attached to this proxy statement as Appendix A. The Charter is also posted on the Company’s website at www.parpharm.com/investors/management.jsp and is available in print to any stockholder of the Company upon written request. The Board has determined that all of its Audit Committee members meet the independence, financial literacy and experience requirements of the NYSE and the applicable rules and regulations of the SEC. The Board has determined that Mr. Abernathy satisfies the requirements for an “audit committee financial expert” and has designated him as the Company’s audit committee financial expert. None of the Committee members serves on the audit committee of more than three public companies.

Compensation and Management Development Committee

The Compensation Committee is currently composed of Dr. Sharoky (Chairman) and Messrs. Knight and Nordmann, each of whom the Board has determined meets the independence requirements of the NYSE. The Compensation Committee sets and approves salary and bonus levels for the Company’s executive officers and administers the Company’s long term incentive programs (such as the 1990 stock incentive plan, the 2000 performance equity plan, and the 2004 performance equity plan) and the annual incentive program. The Compensation Committee administers and has the responsibility for the granting of stock options, restricted stock awards and other awards under such plans. In addition, the Compensation Committee oversees plans for management development and succession. The Compensation Committee is governed by the Company’s Compensation and Management Development Committee Charter, which is provided on the Company’s website at www.parpharm.com/investors/management.jsp and is available in print to any stockholder of the Company upon written request.

Nominating-Corporate Governance Committee

The Nominating Committee is currently composed of Messrs. Nordmann (Chairman) and Abernathy and Dr. Sharoky, each of whom the Board has determined meets the independence requirements of the NYSE. The Nominating Committee recommends nominees for annual election to the Board and to fill any vacancies (and newly-created directorships) on the Board. In addition, the Nominating Committee considers any recommendations made by stockholders of persons to be nominated as directors. During 2007, the Company did not receive any recommendations from its stockholders of persons to be nominated as directors. The Nominating Committee has recommended the three nominees named herein for election as Class III directors.

The Nominating Committee is governed by the Company’s Nominating-Corporate Governance Committee Charter. This Charter sets forth various corporate governance issues and principles, including the recommendation process for nominees to the Board and its committees, and provides independence standards for members of the Board and its committees that meet the requirements of the NYSE. The Nominating-Corporate Governance Committee Charter is provided on the Company’s website at www.parpharm.com/investors/management.jsp and is available in print to any stockholder of the Company upon written request.

The Nominating Committee is responsible for identifying and recommending to the Board qualified candidates for Board membership, based principally on the following criteria:

•	judgment, character, expertise, skills, experience and knowledge useful to the oversight of the Company’s business;
•	diversity of viewpoints, backgrounds, experiences and other relevant demographic factors;
•	business or other relevant experience; and

•	the extent to which the interplay of the candidate’s expertise, skills, experience and knowledge with those of other Board members will help to build a Board that is more effective, collegial and responsive to the needs of the Company and its stockholders.

The Nominating Committee, in connection with its current search for qualified candidates, also considers the diversity of its candidates and candidates that have industry experience or qualifications in one or more of the following areas:

•	Generic pharmaceutical executive
•	Brand or biotech executive
•	General management experience:
•	Supply chain
•	Manufacturing
•	Active pharmaceutical ingredient sourcing
•	Distribution
•	Third-party payor executives (pharmaceutical benefits manager)
•	Finance executive
•	Other diversity of experience for consideration include business, education, government, law, technology, regulatory compliance, medicine and science

When considering candidates for election (or re-election) to the Board, the Nominating Committee considers the entirety of a candidate’s credentials and background and does not impose any specific minimum qualifications that must be met by the candidate. However, the members of the Nominating Committee believe that each member of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflicts of interest that interfere with his or her performance as a director.

The Nominating Committee will consider potential nominees for the Board forwarded to it from any reasonable source, including stockholder recommendations. The Nominating Committee has the authority, under its Charter, to hire and pay fees to consultants and search firms in order to assist it in the process of identifying and evaluating candidates. Last year the Nominating Committee engaged Gryphon Investigations, an investigative firm, to perform background checks on individuals identified as potential candidates for the Board.

The procedures governing stockholder nominations of persons to serve as directors are set forth in the Company’s Bylaws. Stockholders wishing to submit nominations must notify the Company at its principal executive offices, located at 300 Tice Boulevard, Woodcliff Lake, NJ 07677. In order to be considered by the Nominating Committee, nominations must be in writing and addressed to the Secretary of the Company and received by the Company on or before the deadline set forth earlier in this proxy statement in the section encaptioned “When are stockholder proposals due for the 2009 Annual Meeting?” under “Questions and Answers About the Annual Meeting.” The Nominating Committee evaluates each candidate, including Board incumbents, based on the same criteria. After a candidate has been contacted and agreed to being considered as a nominee, the Nominating Committee will review the candidate’s résumé and other credentials and evaluate the expertise and experience that the candidate would provide to the Board and the Company.

Corporate Development Review Committee (formerly Corporate Strategy Committee)

The Corporate Development Review Committee is currently composed of Messrs. Smith (Chairman), LePore and Nordmann and Dr. Sharoky. The Corporate Development Review Committee reviews and provides guidance to the Company’s management and serves as a conduit between management and the Board with respect to the ongoing development and implementation of the Company’s business goals, strategies and long-term initiatives, including strategic considerations in the allocation of corporate resources. The Corporate Development Review Committee is governed by its Charter, which is provided on the Company’s website at www.parpharm.com/investors/management.jsp and is available in print to any stockholder of the Company upon written request.

Communications with the Board and its Audit Committee

Stockholders, employees and other interested persons who so wish may communicate directly with the full Board, the Chairman of the Board or specified individual directors by directing such communications in writing to the Company at its principal executive offices, Attention: Assistant to the Chief Executive Officer. In addition, the Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company, including by members of the Board and its Audit Committee, regarding accounting, internal accounting controls or auditing matters, and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. These procedures are described in the Company’s Whistleblowing Policy, which Policy also is provided on the Company’s website at www.parpharm.com/investors/management.jsp and is available in print to any stockholder of the Company upon written request.

Governance Principles

In order to help promote the effective functioning of the Board and its committees and the interests of the Company’s stockholders, and to ensure a common set of expectations as to how the Board, its committees, individual directors and Company management should perform their functions, the Board adopted, in October 2003 and amended in February 2008, the Par Pharmaceutical Companies, Inc. Corporate Governance Guidelines. The Corporate Governance Guidelines address, among other things, Board responsibilities, responsibilities of the committees of the Board, executive sessions of non-management directors, selection of nominees for directors of the Company, expectations for directors and annual self-evaluations of the Board and its committees. The Corporate Governance Guidelines are provided on the Company’s website at www.parpharm.com/investors/management.jsp and are available in print to any stockholder of the Company upon written request.

Code of Ethics

The Company requires compliance with its Code of Ethics by its officers, employees and directors and compliance with the Code of Conduct for the officers, employees and directors of all of its subsidiaries. The Code of Ethics and the Code of Conduct have been designed to ensure that the Company’s business is conducted in a legal and ethical manner. The Codes form the foundation of a comprehensive process that principally includes compliance with all corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct, and a belief in the integrity of the employees of the Company and its subsidiaries. The Company’s policies and procedures cover several areas of professional conduct, including employment policies, conflicts of interest, intellectual property matters and the protection of confidential information, as well as the adherence to all laws and regulations applicable to the Company’s business and operations. Additionally, the Code of Ethics is intended to focus the Board and its individual members on areas of ethical risk, help directors recognize and address ethical issues, provide procedures to report unethical conduct and foster a culture of honesty and accountability.

A copy of the Company’s Code of Ethics is provided on the Company’s website at www.parpharm.com/investors/management.jsp and is available in print to any stockholder of the Company upon written request. The Company will disclose any future amendments to, or waivers from, certain provisions of the Code of Ethics for officers and directors on its website within two business days following such amendment or waiver.

Director Independence Standards

Pursuant to its Corporate Governance Guidelines, the Company applies the director independence standards contained in the NYSE corporate listing standards. The NYSE corporate listing standards require that a majority of directors at any time must be independent, and for a director to be considered an “independent director,” the Board must annually determine that he or she has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization which has such a relationship with the Company). Additionally, the following situations preclude a director from being independent:

•	Within the last three years, the director was employed by the Company, or received more than $100,000 in direct compensation during any 12-month period (other than director and committee fees and deferred compensation for prior service which is not contingent in any way on continued service) from the Company.
•	Within the last three years, an immediate family member of the director was employed as an executive officer by the Company, or received more than $100,000 in direct compensation during any 12-month period (other than director and committee fees and deferred compensation for prior service which is not contingent in any way on continued service) from the Company.
•	The director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor (in each case, a “Company auditor”).
•	The director is a current employee of a Company auditor.
•	The director has an immediate family member who is a current employee of a Company auditor and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice.
•	Within the last three years, the director or an immediate family member was (but no longer is) a partner or employee of a Company auditor and personally worked on the Company’s audit within that time.
•	Within the last three years, a Company executive officer was on the compensation committee of the board of directors of a company that employed the Company director as an executive officer or that employed an immediate family member of the director as an executive officer.
•	The director is a current employee, or the director’s immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.

The Board has determined that each of the Company’s current directors, with the exception of Mr. LePore, the Company’s Chairman, President and Chief Executive Officer, is independent.

In connection with its determination of whether each director is independent, the Board considered, at the time Dr. Sharoky was initially appointed to the Board, the fact that Dr. Sharoky owns a minor amount of the capital stock of Pentech Pharmaceuticals, Inc. (“Pentech”), a company with which the Company has a commercial relationship and with which the Company has pending litigation in the United States District Court for the Northern District of Illinois. After reviewing the matter, the Board determined that Dr. Sharoky’s minor stock ownership in Pentech was immaterial and would not affect his independence as a director, and no new facts have come to the attention of the Board that have caused it to reconsider that determination.

Additionally, each member of the Audit Committee is independent under the NYSE independence standards, as well as under the rules of the SEC, which preclude any member of the Audit Committee deemed to be independent from:

•	accepting directly or indirectly any consulting, advisory or other compensatory fee from the Company or any subsidiary (excluding, unless applicable listing criteria provide otherwise, receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company, provided that such compensation is not contingent in any way on continued service); or
•	being an affiliated person of the Company or any subsidiary thereof.

In addition, each member of the Compensation Committee is independent under the NYSE independence standards and under the requirements of the Internal Revenue Code and the rules of the SEC, which require each member deemed independent to be both a “non-employee director” and an “outside director.” A non-employee director is a director who:

•	is not currently an officer or employee of the Company or of a parent or subsidiary of the Company;
•	does not receive compensation in excess of the amount that would be required to be disclosed under item 404(a) of SEC Regulation S-K (currently $120,000), either directly or indirectly, from the Company or a parent or subsidiary of the Company, for services rendered as a consultant or in any capacity other than as a director;
•	does not possess an interest in any other related person transaction for which disclosure would be required under Item 404(a) of SEC Regulation S-K; and
•	is not engaged in a business relationship for which disclosure would be required under Item 404(b) of SEC Regulation S-K.

An outside director is a director who:

•	is not a current employee of the Company;
•	is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year;
•	has not, at any time, been a officer of the Company or of a current affiliate of the Company; and
•	does not receive remuneration from the Company, either directly or indirectly, in any capacity other than as a director. For this purpose, remuneration includes any payment (other than certain de minimis remuneration) in exchange for goods or services received, directly or indirectly, by the director personally or by any entity in which the director has a beneficial ownership interest of greater than 50%.

Review and Approval or Ratification of Transactions with Related Persons

The Company currently does not have any formal policies or procedures for the review, approval or ratification of transactions with related persons. Instead, related party transactions are reviewed on an ad hoc basis as they arise. Related party transactions are identified by the directors themselves and may be identified by management pursuant to a director notification policy that the Company implemented in November 2006. Pursuant to this policy, the Company maintains a list of companies and other organizations with which each director has a relationship and a list of the Company’s significant customers, suppliers and service providers, and directors are required to inform the Secretary of the Company prior to accepting a new position, such as a position as a corporate director or officer of a business, a director of a charitable or non-profit organization, or a position affiliated with a law firm or audit firm that provides services to the Company or a significant supplier, customer, service provider or competitor of the Company. This will permit the Company to review the lines of business of the other company, or to monitor the level of contributions to charitable organizations, to assure that no conflict exists between the companies and to evaluate the Company’s business relationship, if any, with the other company. This notification policy was implemented by the Board in order to evaluate whether a position that a director proposes to take may affect his or her independence. Such notifications will also alert the Company about related party transactions so that the Audit Committee may review them, as appropriate.

Compensation Committee Interlocks and Insider Participation

None of the Compensation Committee members is, or was ever, an officer or employee of the Company or any of its subsidiaries, nor did any of the Compensation Committee members have any relationship requiring disclosure by the Company under any subsection of Item 404 of Regulation S-K promulgated by the SEC. During the last fiscal year, none of the executive officers of the Company served on the board of directors or on the compensation committee of any other entity, any of whose executive officers served on the Board.

AUDIT COMMITTEE REPORT

The Company’s management is responsible for preparing the Company’s financial statements and establishing reporting systems and internal controls over financial reporting. Management also is responsible for reporting on the effectiveness of the Company’s internal control over financial reporting. The Company’s independent auditors, Deloitte & Touche, are responsible for performing an independent audit of the Company’s consolidated financial statements, in accordance with the standards of the Public Company Accounting Oversight Board generally accepted in the United States and issuing a report on these financial statements. As provided in the Audit Committee Charter, the Audit Committee’s responsibilities include the oversight of these processes. As part of its oversight responsibilities, the Audit Committee periodically met with both the Company’s management and Deloitte & Touche, with and without management present, to discuss the adequacy and effectiveness of the Company’s internal controls over financial reporting and the quality of its financial reporting processes.

In this context, before the Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 with the SEC, the Audit Committee reviewed and discussed the audited financial statements with the Company’s management and its independent auditors; the Audit Committee discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380) and SEC Rule 207, as such may have been modified or supplemented; the Audit Committee received the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as such may have been modified or supplemented, and discussed with the Company’s independent auditors such independent auditors’ independence; and, based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the SEC.

Audit Committee:

John D. Abernathy (Chairman)
Peter S. Knight
L. William Seidman

DIRECTOR COMPENSATION

Directors who are employees of the Company (and any of its subsidiaries) receive no additional remuneration for serving as directors or members of committees of the Board. All directors are entitled to reimbursement for out-of-pocket expenses incurred by them in connection with their attendance at Board and committee meetings. In February 2007, the Compensation Committee retained the compensation consulting firm of Watson Wyatt Worldwide to review the current compensation of its directors who are not employees of the Company. After review and evaluation of Watson Wyatt’s report, the Compensation Committee recommended to the Board, and the Board approved, eliminating Board and committee meeting fees in favor of an annual retainer. The following describes the annual compensation for non-employee directors for fiscal 2007.

Cash Compensation

	Prior to April 1, 2007		Effective April 1, 2007
Annual Board retainer	$30,000		$50,000
Non-employee Chairman of the Board	N/A		120,000
Lead Director	N/A		35,000	(1)
Audit Committee retainer	10,000		10,000
Audit Committee Chairmanship	15,000		15,000
Committee retainer	5,000		5,000
Committee Chairmanship	7,500		10,000
Board Meeting Fees	$2,000 in person	(2)	N/A
	$500 telephonic	(3)
Committee Meeting Fees	$1,500 in person	(2)	N/A
	$500 telephonic	(3)

(1)	Effective October 16, 2007
(2)	Maximum fee for in person attendance at meetings: $2,000 per day
(3)	Maximum fee for telephonic attendance at meetings: $1,000 per day

Pursuant to the directors’ stock and deferred fee plan, non-employee directors may elect to have up to 100% of their annual retainer fees and committee membership retainer fees treated as deferred stock units, which units are to be converted into shares of our common stock and distributed to the directors within 180 days after their retirement from the Board. The deferred units are converted into shares of common stock at the fair market value of such stock as of the date of conversion.

Equity Grant

Under the directors’ stock and deferred fee plan, directors receive an annual grant on the earlier of: (a) the date on which the Company’s stockholders elect directors at an annual meeting of stockholders or any adjournment thereof, (b) the date in January of each year on which the first meeting of the Compensation Committee occurs or (c) the last business day of January of such fiscal year. Accordingly, on January 31, 2007, each non-employee director received an annual grant of restricted stock units (covering a total of 2,500 shares of common stock) and options to purchase 5,000 shares of common stock.

On October 16, 2007, the stockholders approved the amendment and restatement of the directors’ plan, effective January 1, 2008, pursuant to which each non-employee director is entitled to receive an annual grant of restricted stock units equal to the number of shares of our common stock having an aggregate fair market value of as of the date of grant equal to $100,000.

Restricted stock units are credited to the director’s stock account and are not issued or otherwise distributed as actual shares to the director until the director’s retirement from the Board. Similar to the deferred stock units described above, the Company will issue or otherwise distribute the shares within 180 days after a director’s retirement.

The following table sets forth the total 2007 compensation of each of the Company’s directors who earned director compensation in 2007 and who is not also a Company employee:

Name	Fees Earned or Paid in Cash(1)(2) ($)	Stock Awards(3)(4) ($)	Option Awards(5) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)
John D. Abernathy(6)	160,500	62,437	65,629	288,566
Peter S. Knight	0	132,289	65,629	197,918
Ronald M. Nordmann	70,750	62,437	65,629	198,816
Peter Williams(7)	79,250	182,614	71,489	333,353
L. William Seidman	66,250	62,437	65,629	194,316
Joseph E. Smith(8)	0	149,186	65,629	214,815
Melvin Sharoky	0	48,391	57,951	106,342

(1)	Fees earned in cash by Messrs. Knight and Smith and Dr. Sharoky were deferred, at their election, into stock units and are reflected in the column entitled “Stock Awards.”
(2)	Includes cash retainer, meeting fees and committee chairman fees.
(3)	On January 31, 2007, each director (except Dr. Sharoky) who is not an employee received 2,500 restricted stock units, or RSUs, that are to be distributed only upon termination of the services of the director. The grant date fair value of each RSU was $26.38. On March 8, 2007, Dr. Sharoky received 2,500 RSUs that are to be distributed only upon termination of his services as a director. The grant date fair value of his RSUs was $24.72 each. The Company accelerated the vesting of Mr. Williams’s unvested RSUs with his resignation from the Board on July 17, 2007. Dollar values represent the expense recognized for financial statement purposes for the year ended December 31, 2007, in accordance with Statement of Financial Accounting Standards No. 123R, or FAS 123R. As such, these amounts include amounts from awards granted in or prior to 2007. The assumptions made in calculating the dollar values of the expenses recognized and the grant date fair values are set forth in Note 3 to the Company’s financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.
(4)	On a quarterly basis during 2007, Messrs. Knight and Smith, and Dr. Sharoky upon his election in March 2007, deferred compensation they earned in cash into stock units, or SUs, that are to be distributed only upon termination of the services of the director. Dollar values represent the expense recognized for financial statement purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123R. The grant date fair value of each SU grant was $23.11 per share on January 3, 2007 for the first quarter, $25.03 per share on April 2, 2007 for the second quarter, $30.30 per share on July 3, 2007 for the third quarter, and $17.54 per share on October 1, 2007 for the fourth quarter of 2007. The assumptions made in calculating the dollar values of the expenses recognized and the grant date fair values are set forth in Note 3 to the Company’s financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.
(5)	Dollar values represent the expense recognized for financial statement purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123R disregarding any estimates of forfeitures relating to service-based vesting conditions, and, therefore, include amounts from awards granted prior to 2007. The grant date fair value of the 2007 option grant was $13.80 per share on January 31, 2007. The acceleration of unvested options in connection with Mr. Williams’s resignation on July 17, 2007 is reflected in his dollar value of expense recognized by the Company with respect to such options. The assumptions made in calculating the dollar values of the expenses recognized and the grant date fair values are set forth in Note 3 to the Company’s financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.
(6)	Mr. Abernathy served as Chairman of the Board until August 2007.
(7)	Mr. Williams resigned from the Board effective July 17, 2007.
(8)	Mr. Smith was appointed Lead Director in August 2007.

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the persons that are known by the Company to own beneficially more than 5% of our common stock, based solely upon filings made by such persons with the SEC as of March 17, 2008, on Schedule 13G (and any amendment(s) thereto) pursuant to Section 13(d) or (g) of the Securities Exchange Act of 1934, as amended (or the Exchange Act), and, where believed by the Company to foster the accuracy of such information, upon filings made by such persons as of March 17, 2008, on Schedule 13F pursuant to Section 13(f) of the Exchange Act. Pursuant to rules promulgated under the Exchange Act, a person is deemed to be a beneficial owner of an equity security if such person has or shares the power to vote or to direct the voting of such security or to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. In general, a person is deemed to be a beneficial owner of any equity security that such person has the right to acquire within 60 days of a determination date.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Common Stock
OrbiMed Advisors LLC(2) OrbiMed Capital LLC Samuel D. Isaly	2,720,500	8.04%
Barclays Global Investors, NA(3) Barclays Global Fund Advisors	1,695,349	5.01%

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.
(2)	The business address of OrbiMed Advisors LLC, OrbiMed Capital LLC and Samuel D. Isaly is 767 Third Avenue, 30th Floor, New York, NY 10017. OrbiMed Advisors LLC and OrbiMed Capital LLC are investment advisors and Mr. Isaly is a control person thereof, as such terms are defined under the Exchange Act. OrbiMed Advisors LLC, OrbiMed Capital LLC and Mr. Isaly hold 8.04% (2.02% in the case of OrbiMed Advisors LLC and 6.02% in the case of OrbiMed Capital LLC) of the common stock of the Company on behalf of other persons who have the right to receive or the power to direct the receipt of dividends from, or proceeds from the sale of, such securities. OrbiMed Advisors LLC and OrbiMed Capital LLC hold shares on behalf of Caduceus Capital Master Fund Limited (513,700 shares), Caduceus Capital II, L.P. (329,400 shares), UBS Eucalyptus Fund, LLC (314,900 shares), PW Eucalyptus Fund, Ltd. (40,300 shares), Summer Street Life Sciences Hedge Fund Investors LLC (131,600 shares), Finsbury Worldwide Pharmaceutical Trust plc (620,000 shares), Stichting Pensioenfonds ABP (548,200 shares) and NBIM ORB GLB Pharma & Bio (222,400 shares). As noted in their Schedule 13G dated October 2, 2007: Mr. Isaly has shared voting and dispositive power of 2,720,500 shares of common stock of the Company; OrbiMed Advisors LLC has shared voting and dispositive power of 684,600 shares; and OrbiMed Capital LLC has shared voting and dispositive power of 2,035,900 shares.
(3)	The business address of Barclays Global Investors, NA and Barclays Global Fund Advisors is 45 Fremont Street, San Francisco, CA 94105. Barclays Global Investors, NA, a bank as defined under the Exchange Act, is the beneficial owner of 855,455 shares, or 2.53%, of the Company’s common stock, and has the sole power to vote 732,420 shares and sole dispositive power of 855,455 of such shares. Barclays Global Fund Advisors, an Investment Advisor in accordance with the Exchange Act, is the beneficial owner of 839,894 shares, or 2.48% of the Company’s common stock, and has the sole power to vote or to direct the voting of such shares.

Security Ownership of Directors and Management

The following table sets forth, as of March 17, 2008, the beneficial ownership of the Company’s common stock by: (i) each current director, including the three nominees named herein, of the Company, (ii) each of the Named Executives, as defined in the “Executive Compensation” section of this proxy statement, and (iii) all current directors and current executive officers of the Company as a group (based in respect of each of clauses (i), (ii) and (iii) solely upon information furnished to the Company by such persons). Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Percentages are based on 34,574,516 shares of our common stock outstanding as of March 17, 2008.

Name of Beneficial Owner	Shares Owned		Exercisable Stock Options	Restricted Stock(1)	Deferred/ Restricted Stock Units(2)	Total	Percentage of Class
Patrick G. LePore(3)(4)	35,823	(5)	37,800	174,912	1,250	249,785	*
Thomas J. Haughey(4)	30,476		63,247	84,470	—	178,193	*
Paul V. Campanelli(4)	19,938		80,142	74,801	—	174,881	*
John A. MacPhee(4)	19,475		56,859	70,613	—	146,947	*
Gerard A. Martino(4)	13,437		29,000	80,452	—	122,889	*
Joseph E. Smith(3)	70,000		20,000	—	13,611	103,611	*
Peter S. Knight(3)	3,500		60,000	—	11,873	75,373	*
John D. Abernathy(3)	11,500		59,500	—	3,750	74,750	*
Ronald M. Nordmann(3)	4,000		60,000	—	3,750	67,750	*
Veronica A. Lubatkin(4)	4,026		5,525	57,849	—	67,400	*
L. William Seidman(3)	1,000		25,000	—	3,750	29,750	*
Melvin A. Sharoky(3)	20,000		5,000	—	2,952	27,952	*
All current directors and current executive officers as a group (12 persons)	233,175		502,073	543,097	40,936	1,319,281	3.8%

*	Less than 1%
(1)	Holders of restricted shares of common stock granted under the Company’s performance equity plan have current voting rights, even though such shares may not vest on or before May 15, 2008.
(2)	Deferred/Restricted Stock Units issued under the directors’ stock and deferred fee plan are credited to each director’s stock account and are not issued or otherwise distributed as actual shares of common stock to the director until the director’s retirement from the Board. Directors do not have voting rights with respect to the units until the actual shares are distributed, even though such units may be vested on or before May 15, 2008.
(3)	A current director of the Company.
(4)	A “Named Executive,” as defined in the “Executive Compensation” section of this proxy statement.
(5)	Includes 15,000 shares held by Park Street Investors, L.P., a Delaware limited partnership. The General Partner of Park Street Investors, L.P. is Park Street Investment Corporation (“PSIC”), a Delaware corporation, of which Mr. LePore and his spouse are officers and directors, and together they own a majority of the outstanding stock of PSIC. Also includes 15,000 shares held by the Patrick LePore Revocable Trust of 2002, of which Mr. LePore is the Grantor, Trustee and beneficiary.

For the purposes of the above table, the business address of each director of the Company and each Named Executive is c/o Par Pharmaceutical Companies, Inc., 300 Tice Boulevard, Woodcliff Lake, NJ 07677.

EXECUTIVE COMPENSATION

Officers

The executive officers of the Company are Patrick G. LePore as Chairman, Chief Executive Officer and President, Gerard A. Martino as Executive Vice President and Chief Operating Officer, Veronica A. Lubatkin as Executive Vice President and Chief Financial Officer, Thomas J. Haughey as Executive Vice President, General Counsel and Secretary, Paul V. Campanelli as Executive Vice President, and John A. MacPhee as Executive Vice President.

Mr. LePore, age 52, has served as President and Chief Executive Officer of the Company since September 2006 and as a director since May 2006. He was named Chairman of the Board in August 2007. From 2002 to 2005, Mr. LePore was President of the healthcare marketing group at Cardinal Health, Inc. From 1984 until 2002, he was with BLP Group Companies, ultimately as Chairman, President and Chief Executive Officer, which was sold to Cardinal Health in 2002. From 2005 until September 2006, Mr. LePore was a member of a number of non-profit and for-profit boards.

Mr. Martino, age 45, was promoted to Executive Vice President and Chief Operating Officer in June 2007. Previously he served as Executive Vice President and Chief Financial Officer of the Company from March 2006 to June 2007. Prior to joining the Company, Mr. Martino was Vice President, Global Materials Management at Schering-Plough Corporation from 1999 through March 2006.

Ms. Lubatkin, age 45, was promoted to Executive Vice President and Chief Financial Officer in June 2007. Previously she served as Vice President and Controller of Par Pharmaceutical since March 2006. From 1997 to 2006, Ms. Lubatkin served in various positions at Schering-Plough Corporation, most recently as executive director in Global Finance.

Mr. Haughey, age 44, has served as Executive Vice President since March 2006 and as General Counsel and Secretary since November 2003. Prior to joining the Company, Mr. Haughey had served for more than five years as Legal Director of Licensing in the Law Department of Schering-Plough Corporation.

Mr. Campanelli, age 46, has served as Executive Vice President of the Company and President, Generic Products Division of Par Pharmaceutical, since February 2007. He was Executive Vice President, Business Development and Licensing of Par Pharmaceutical from September 2006 to March 2007. Mr. Campanelli also served as Par Pharmaceutical’s Senior Vice President, Business Development and Licensing, from March 2004 to September 2006, and as Vice President, Business Development, from April 2002 to March 2004.

Mr. MacPhee, age 40, has served as Executive Vice President of the Company and President, Strativa Pharmaceuticals, a Division of Par Pharmaceutical, since October 2005. He was Par Pharmaceutical’s Senior Vice President, Branded Marketing and Sales, from January 2005 to October 2005. Prior to joining the Company, Mr. MacPhee had served as Vice President, Marketing (January 2004 to December 2004), and Assistant Vice President, Marketing (January 2001 to December 2003), at Forest Pharmaceuticals, Inc.

The executive officers of Par Pharmaceutical, our wholly owned and principal operating subsidiary, are Mr. LePore as Chief Executive Officer and President, Mr. Martino as Executive Vice President and Chief Operating Officer, Ms. Lubatkin as Executive Vice President and Chief Financial Officer, Mr. Haughey as Executive Vice President, General Counsel and Secretary, Mr. Campanelli as President, Generic Products Division, and Mr. MacPhee as President, Strativa Pharmaceuticals.

The executive officers of Kali Laboratories, Inc., a wholly owned subsidiary acquired by the Company in June 2004, are Mr. LePore as Chairman of the Board, Mr. Martino as Chief Financial Officer, Mr. Haughey as General Counsel and Secretary and Eric M. Mittleberg as President. Mr. Mittleberg, age 56, has been President of Kali Laboratories since January 2006. From November 1997 until January 2006, he was Vice President, Scientific/Medical Affairs, at Ivax Corporation.

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Discussion and Analysis addresses the following topics:

•	our compensation philosophy and policies regarding executive compensation;
•	our compensation-setting process; and
•	the components of our executive compensation program.

In this “Compensation Discussion and Analysis” section, the terms, “we,” “our,” “us,” the “Committee” and the “Compensation Committee” refer to the Compensation and Management Development Committee of the Company’s Board of Directors. We use the term “executive” to refer generally to the participants of the various compensation programs discussed below. The term “Named Executives” refers to the individuals identified as Named Executives in the “Executive Compensation” section on page 32.

Compensation Philosophy and Policies Regarding Executive Compensation

The Company operates in a competitive and highly volatile industry. We seek to provide competitive levels of total compensation necessary to attract and retain talented executives and to reward them based on achievement of the Company’s short- and long-term strategic and financial goals and for their continuing service to the Company. Recognizing the links between leadership, motivation and consistently superior performance, our executive compensation philosophy is intended to align the interests of management with those of the Company’s stockholders by tying a substantial portion of overall compensation to the achievement of financial and strategic business objectives and individual performance goals that contribute to meeting those objectives.

In response to recent industry trends and as a matter of what we believe to be good business practice, the Company has redesigned its executive long-term incentive program for 2008 to add a stronger performance focus by directly linking a substantial portion of executive pay opportunity with the achievement of performance goals relative to an established group of peer companies. We believe that the new program will serve to align more closely the interests of management with those of our stockholders. A discussion of this new program is set forth on page 30 under “Certain Changes for 2008.”

The following principles influence and guide our compensation decisions:

Compensation Should Attract and Retain Qualified Executives

Our compensation strategy is driven by the need to recruit, motivate, and retain talented individuals in the industry. The Compensation Committee evaluates performance and compensation for key positions annually to ensure that compensation provided to those executives remains competitive relative to organizations against which the Company competes for talent.

Compensation Should Focus on Results and Strategic Objectives

The Compensation Committee believes that a substantial portion of executive pay should be directly tied to the organization’s strategic business and financial plan, and that our compensation programs in the aggregate should offer an opportunity for greater monetary compensation for achieving performance targets. Accordingly, our annual incentive program is intended to focus executives on the attainment of key short-term goals that position the Company to achieve its long-range strategic objectives, while our long-term incentive program is designed to encourage executives to achieve performance excellence and the long-term goals and objectives of the Company by aligning their interests with those of our stockholders through equity ownership.

Compensation Should Reflect Position and Responsibility

Total compensation and accountability should generally increase with position and responsibility. Consistent with this philosophy:

•	Total compensation opportunity is higher for individuals with greater responsibility and greater ability to influence the Company’s performance. An executive’s overall level of compensation should reflect his or her importance to the organization.
•	Compensation should also correlate to each position’s relative value and contribution to the organization in comparison to other positions within the Company (“internal pay equity”).

•	As position and responsibility increase, a greater portion of the executive’s cash compensation opportunity is based on Company performance and is thus “at risk.”
•	Long-term incentive compensation opportunity (that is, equity-based compensation) is higher for persons with higher levels of responsibility, delivering a significant portion of total compensation opportunity dependent on long-term stock price appreciation and total stockholder return.

Executives Should Also Be Owners of the Company

To further align the interests of our senior executives with stockholder interests, we have established Executive Stock Ownership Guidelines, which are minimum ownership levels of our common stock that we encourage each executive at the level of vice president and above to attain and maintain. The target ownership level is higher as position increases, because we believe that individuals at higher levels of responsibility should demonstrate a greater commitment to the long-term financial performance of the Company. The minimum ownership interest is expressed as a multiple of each executive’s respective base salary and varies based upon the executive’s position. The guidelines were adopted in 2004 to follow industry best practices and provide specified ownership targets for senior executives to attain incrementally within one, three and five year periods, as follows:

Executive Stock Ownership Guidelines

Fair Market Value of Shares Held,* as a Multiple of Base Salary
Position	As of 12/31/2005	As of 12/31/2007	As of 12/31/2009
Chairman/CEO	1.5x	4x	7x
Officers	1x	2.5x	4x
Executive Vice President	1x	2.5x	4x
Vice President	0.5x	1.5x	2.5x

*	Includes vested and unvested restricted shares, but does not include stock options.

The recommended number of shares of common stock is determined by multiplying the executive’s then-annual base salary by the applicable multiple shown above and dividing the result by the average closing price of our common stock during the immediately preceding 12 months. As of December 31, 2007, each of the Named Executives has attained the applicable share ownership target.

Policy with Regard to Section 162(m) of the Internal Revenue Code

The Company’s ability to deduct compensation paid to its Chief Executive Officer or an executive officer among the three most highly compensated executive officers (other than the Chief Financial Officer) for the taxable year is generally limited by Section 162(m) of the Internal Revenue Code to $1 million annually. This limitation does not apply to “performance-based” compensation if certain conditions are satisfied. However, depending on the extent to which performance goals are achieved, the sum of a covered individual’s base salary, annual bonus and equity-based compensation may exceed this limit. Accordingly, the Company seeks to preserve the federal income tax-deductibility of compensation that it pays to its executive officers. In this regard, the Compensation Committee has taken a number of actions, including the adoption of incentive compensation plans that are designed to qualify as performance-based compensation under Section 162(m), to preserve the deductibility of annual incentive, long-term performance, restricted stock and stock option awards. Notwithstanding this general policy, the Compensation Committee retains the authority to authorize compensation arrangements under which not all compensation paid to covered individuals would be tax-deductible if, and to the extent that, it believes that such payments are in the best interests of both the Company and its stockholders.

Accounting Considerations with Regard to Compensation Practices

The Company reviews on an on-going basis its compensation programs and the impact of such compensation programs on the Company’s financial statements, including the accounting treatment of equity-based compensation. See “Option Repurchase Program” on page 30.

The Compensation-Setting Process

A Year-Round Process

Our compensation planning process, including evaluation of management performance and consideration of the business environment, is a year-round process. Each year, the Compensation Committee reviews all elements of compensation. Compensation decisions are designed to promote our fundamental business objectives and strategies.

Management’s Role in the Compensation-Setting Process

Management plays a role in the compensation-setting process, other than compensation for the Chief Executive Officer. The most significant aspects of management’s role are:

•	designing and recommending compensation plans;
•	recommending business and individual targets and goals;
•	evaluating employee performance; and
•	recommending salary and bonus levels and long-term incentive awards.

The Chief Executive Officer and Senior Vice President of Human Resources work with the Compensation Committee Chairman in establishing the agenda for Committee meetings and, at the Committee’s request, participate in Committee meetings to provide compensation recommendations as to our executives (other than themselves). Management, at the request of the Compensation Committee, works with outside consultants retained by the Committee in the review and analysis of the various components of compensation in comparison with our peer group companies and other market data.

Periodic Evaluation

We meet each year in January and February to review and evaluate employee incentive plans, determine the bonus payouts under the Company’s annual incentive program, review performance milestones and strategic objectives for the annual incentive program for the ensuing year, review management recommendations for the Company’s long-term incentive program for the ensuing year (which consist of various equity awards, such as stock options and restricted stock under our performance equity plan), establish the allocation of shares of common stock to be reserved for equity awards to newly-hired employees under the performance equity plan for the ensuing year, ratify grants under the Company’s directors’ stock and deferred fee plan, review achievement of the past year’s goals by the Chief Executive Officer, review objectives for the Chief Executive Officer for the ensuing year, and address any other matters that require the attention of the Committee. The Compensation Committee may exercise discretion in modifying any recommended adjustments or awards to executives. Also, we meet annually to review the Compensation Committee Charter and make recommendations, if necessary, to update Committee objectives and policies, distribute self-evaluations and Committee evaluations for completion, review independent director compensation, and begin the process of producing the Committee’s analysis of executive compensation for inclusion in the Company’s proxy statement. Other tasks of the Committee include reviewing and evaluating the Company’s succession plan, monitoring executive development plans, and insuring our adherence with our compensation philosophy for all executives. The Compensation Committee held a total of five meetings during 2007.

Compensation Consultants

The Compensation Committee Charter grants the Committee the authority to retain and terminate compensation consultants and approve their fees and other retention terms. These consultants report directly to the Compensation Committee. In 2007, we retained the services of the compensation consulting firms of Watson Wyatt Worldwide and Buck Consultants to review the Company’s compensation practices, compare those practices to industry standards and trends and to make recommendations to the Committee regarding the level and structure of compensation for the Company’s Chief Executive Officer and other executives of the Company. In addition, during 2007, Buck Consultants assisted the Compensation Committee in the review, evaluation and updating of our peer group companies and in the development of its 2008 long-term incentive program (discussed on page 30 under “Certain Changes for 2008”).

Competitive Compensation Practices

We use information regarding compensation practices at comparable companies to help us establish the compensation levels for the Company’s executives, including the Named Executives, because we recognize that our compensation arrangements must be reasonable and competitive in the marketplace in order to attract and retain highly-qualified executives. Accordingly, we review compensation levels for our executives against compensation ranges and medians for comparable positions. We compare each element of total compensation against the compensation practices of a “peer group” of generic and specialty pharmaceutical companies with which we compete for talent and stockholder investment. We periodically monitor and update the composition of our peer group to ensure that it provides an appropriate measure for comparison. In consultation with Watson Wyatt Worldwide, we used the following criteria to select our peer group companies for 2007:

•	companies with a similar scope of operations as the Company;
•	companies of similar size as the Company, using primarily the criteria of revenue and number of employees, as well as market capitalization; and
•	companies for which relevant performance and compensation information is publicly available (e.g., standalone companies, as opposed to consolidated subsidiaries or divisions of larger corporations).

We believe that these criteria set the parameters for identifying the companies with which we primarily compete for talent. Using these criteria, our peer group for the 2007 fiscal year consisted of:

Abraxis Bioscience	KV Pharmaceuticals	Perrigo Company
Adams Respiratory Therapeutics	Medicis Pharmaceutical	Sepracor Inc.
Barr Pharmaceuticals	MGI Pharma	Valeant Pharmaceutical
Endo Pharmaceutical Holdings	Mylan Laboratories	Watson Pharmaceuticals

In 2007 we established aggregate target compensation for executive officers between the 50th and 75th percentiles of compensation paid to similarly situated executives within the peer group, because we believe that this range is reasonable and enables us to compete for talent with our peer group companies. While we believe that peer group information is a useful guide for comparative purposes, we also believe that a successful compensation program requires the application of judgment and subjective determinations of individual performance, experience level and overall value to the organization. The Company also competes for top executive talent with many larger companies that typically compensate their executives at higher levels than the peer group. A combination of all these factors forms the basis of management’s compensation recommendations to the Compensation Committee and the Committee’s decision-making and allows the Company to attract and retain qualified executives.

Chief Executive Officer Evaluation Process

The Compensation Committee uses the Chief Executive Officer’s evaluation process as a means to heighten the Chief Executive Officer’s accountability for performance. At the beginning of each year, the Compensation Committee and the Chief Executive Officer develop performance objectives and goals. The Compensation Committee conducts an annual review of the Chief Executive Officer’s achievement of those goals and objectives over the course of the year and provides feedback to the Chief Executive Officer on his performance in a private session. We believe that this process provides a vehicle for a meaningful evaluation of the Chief Executive Officer’s annual performance against established objectives. The Compensation Committee reviews and determines the compensation of the Chief Executive Officer. The Committee, at its discretion, may utilize the assistance of outside consultants to determine whether the Chief Executive Officer’s compensation is aligned to and competitive with our peer group companies. The Committee’s evaluation of the Chief Executive Officer’s compensation is established and adjusted based on a number of different criteria, including the Chief Executive Officer’s overall impact on the organization, movement of the Company in the right strategic direction, development of the senior leadership team, and continued focus on overall long-term objectives, as well as the contractual elements of the Chief Executive Officer’s employment agreement. We enter into an employment agreement with the Chief Executive Officer to provide the Company with a level of assurance with regard to the Chief Executive Officer’s continued employment. We assess the existing and proposed terms of any employment agreement with the Chief Executive Officer in consultation with our outside compensation consultants to ensure that key terms are reasonable and in keeping with prevailing industry practices.

Components of Executive Compensation

The key components and objectives of the Company’s executive compensation program are:

Component	Objectives and Basis
Base salary	Base cash compensation that is attractive and competitive with salary practices for comparable positions at our peer group companies, to attract and retain highly-qualified employees for key positions
Annual incentive	Annual cash bonus based on the achievement of specific Company and individual performance goals, to encourage attainment of key short-term financial and strategic goals that support the Company’s long-term objectives
Long-term incentive	Awards of stock options and restricted stock awards, to align the interests of executives and stockholders through equity ownership, thereby encouraging contribution to Company performance and long-term stock value, as well as to encourage retention through time-based vesting*
Traditional employee benefits and executive perquisites	Competitive health, dental, life and disability insurance, 401(k) plan and other traditional employee benefits available to all employees, and reasonable executive perquisites, to attract and retain highly-qualified employees for key positions

*	In 2008, a substantial portion of long-term incentive awards are subject to performance vesting. See discussion on page 30 under “Certain Changes for 2008.”

Base Salary

Base pay is a critical element of executive compensation because it enables the Company to recruit and retain key executives. Generally, base salaries are initially targeted at the 50th percentile of our peer group companies, and a final determination is made by arms’-length negotiations with the executive that take into account the need to recruit and retain qualified individuals while staying competitive with market rates. In determining base salaries and merit increases to base salaries, we also consider the executive’s qualifications and experience, scope of responsibilities and future potential, the annual goals and objectives established for the individual and other past performance, and competitive salary practices for comparable positions at our peer group companies.

The Compensation Committee approved the following base salary increases for Named Executives for fiscal year 2007. These increases were based on individual performance, organizational contributions, attainment of established personal and corporate goals and objectives, external market comparisons, and, as noted below with respect to specific individuals, promotional increases in recognition of the additional responsibilities to be assumed by certain Named Executives. In order to retain these Named Executives and to maintain stability in the organization, the increases reflected the general alignment of base salary, on average across all Named Executives, to approximately the 50th percentile of our peer group companies.

•	Patrick G. LePore — Mr. LePore entered into a new employment agreement with the Company in August 2007. In consideration of his accomplishments and his commitment to a longer term with the Company, which the Committee believes promotes longer-term stability for the Company, the Compensation Committee granted Mr. LePore a base salary increase of 28.9%, to $800,000. See the discussion on page 29 under “Considerations for 2007 Chief Executive Officer Compensation.”
•	Gerard A. Martino — In June 2007, Mr. Martino was promoted from Chief Financial Officer to Chief Operating Officer, a position that is second only to that of the Chief Executive Officer in terms of scope and responsibility. In consideration of the expanded duties and responsibilities entailed in this position, supported by his excellent past performance, and with reference to the peer group data for similar positions, the Compensation Committee granted Mr. Martino a base salary increase of 28.8%, to $470,000.

•	Veronica A. Lubatkin — In June 2007, Ms. Lubatkin was promoted from Vice President and Controller to Executive Vice President and Chief Financial Officer. In consideration of the expanded duties and responsibilities entailed in this position, supported by her excellent past performance, and with reference to the peer group data for similar positions, the Compensation Committee granted Ms. Lubatkin a base salary increase of 25.9%, to $340,000.
•	Thomas J. Haughey — In March 2007, the Compensation Committee granted Mr. Haughey a base salary increase to $350,000 to recognize his continued successful performance, representing a base salary increase of 6.1%.
•	John A. MacPhee — In March 2007, the Compensation Committee granted Mr. MacPhee a base salary increase of 3.6%, to $350,000, to recognize his continued successful performance.
•	Paul V. Campanelli — In February 2007, Mr. Campanelli was promoted from Senior Vice President, Business Development to Executive Vice President of the Company and President of the Company’s generics division. In consideration of the expanded duties and responsibilities entailed in this position, and supported by his excellent past performance, the Compensation Committee granted Mr. Campanelli a base salary increase of 7.9%, to $350,000.

Annual Incentive Program

We provide an annual cash bonus opportunity for employees at the senior professional level and above to drive company and individual performance. Annual bonuses are determined by reference to Company-wide and individual performance goals that are established at the beginning of the fiscal year pursuant to the Company’s annual incentive program, which is developed by management and approved and administered by the Compensation Committee. Goals for the annual incentive program are established in the first quarter of the year and approved by the Compensation Committee. In 2007, goals were both financial and non-financial, and consisted of three components: (1) Company financial goals, (2) Company non-financial goals, and (3) individual goals and performance.

The target amount of each executive’s bonus award is established as a percentage of his or her base salary. As position and responsibility increase, a greater portion of the executive’s overall cash compensation opportunity is sourced from the annual incentive program, subjecting it to the achievement of Company performance targets and thus placing it “at risk.” Accordingly, the target bonus amount in 2007 for Mr. LePore, as the Chief Executive Officer, was set at 100% of his base salary, while for each of the other Named Executives, the bonus targets were set at 50% of his or her base salary. These amounts were targeted at the 50th percentile of similar programs for our peer group companies, which is consistent with our overall compensation philosophy with respect to our peer group companies. The actual amount awarded (if any) may vary, depending on the extent of achievement or non-achievement of Company and individual performance goals, as described in more detail below. The “Grants of Plan-Based Awards” table on page 34 sets forth the hypothetical bonus awards available for achieving the minimum performance targets (column c), the target bonus award for successful achievement of bonus targets (column d), and the maximum bonus award possible for materially exceeding all bonus targets (column e). The Committee also may exercise discretion in modifying any recommended adjustments or awards to executives to take into account internal pay equity (by ensuring that awards correlate to each position’s relative value and contribution to the organization in comparison to other positions within the Company) and any other circumstances that the Committee deems important to the determination of bonus awards.

The first component of the bonus target, Company financial goals, is designed to drive Company stock performance in the upcoming year. In January 2007, we set an earnings target for the year for the Company of $0.85 diluted earnings per share (“EPS”). We set this target after making a detailed analysis of projected sales, on a product-by-product basis, and expenses, based on spending required to achieve our short- and long-term goals, to arrive at a budgeted EPS figure. This figure was then presented to the Board, which reviews and approves or modifies the EPS target based on reasonableness and achievability. The Committee also set the following guidelines with respect to this component of the bonus opportunity:

•	participants would be eligible to receive 100% payout for the portion of the bonus target based on this goal for achieving the EPS target within a 5% range;
•	no payout would be approved for failing to achieve at least 70% of the EPS target;

•	for materially outperforming the EPS target, awards could reach up to a maximum of 250% of the portion of the bonus target based on this goal; and
•	other key financial criteria should also be considered in determining the financial performance portion of the incentive calculation, to enable the Committee to take into consideration factors not anticipated in the setting of specific targets.

The Company achieved EPS of $1.43 in 2007, exceeding its target of $0.85 by over 68%. Other key financial criteria for 2007 that the Committee considered in determining the financial performance goal of the incentive calculation included the following areas in which the Company outperformed its budgeted objectives:

•	Company revenues and gross margin that surpassed budgeted expectations;
•	increased sales of MegaceES;
•	improved inventory turns over 2006; and
•	achieved ROCE (return on capital employed) of approximately 10%, which was above forecasted figures.

The second component of the bonus target, Company non-financial goals, encompasses strategic and operational objectives that the Company and the Compensation Committee determine are important for the long-term growth of the Company and increased stockholder value. Our focal strategic objective for 2007 was the addition of branded products to our pipeline through licensing or acquisition transactions, and we accomplished this goal by acquiring the exclusive U.S. commercialization rights to BioAlliance’s Loramyc® (miconazole Lauriad®), Immtech’s pafuramidine maleate, and ZensanaTM (ondansetron HCl) oral spray from Hana Biosciences. Up to 100% of the portion of the bonus target based on this goal may be awarded for achieving this goal. Additional strategic and operational objectives that were considered in determining this portion of the incentive calculation were restoring the Company to current filing status, achieving targeted research and development goals, generating increased “first-to-file” ANDA filings, and developing and implementing updated systems and operational procedures to streamline business processes.

The third component of the bonus target, individual goals, consists of performance factors particular to each executive, including the achievement of identified personal performance goals and the individual accomplishments of such executive. Individual goals vary depending on our overall strategic plan initiatives and each executive’s responsibility in helping the Company to achieve those initiatives, and are described in more detail below with respect to each Named Executive. Up to 150% of the portion of the bonus target based on individual goals may be awarded based on individual performance and the achievement of such goals, which allows us to reward those individuals who not only meet but exceed their targeted goals and performance.

In 2007, 60% of the participants’ bonus opportunity was based on the achievement of Company financial goals, 20% was based on the achievement of Company non-financial goals, and 20% was based on the achievement of individual goals and performance. The Compensation Committee determined that this weighting is competitive with our peer group practice and appropriate to support both short-term stockholder return and the long-term strategic goals and objectives of the Company. In particular, the majority weighting on Company financial performance reflects our commitment to driving year-over-year stockholder return as the primary objective of the annual incentive program. At the same time, we retain a sufficient weighting on strategic goals, which benefit the Company’s longer-term performance, and individual performance, which promotes the achievement of Company-wide goals, to encourage excellence in those areas.

Because the Company materially exceeded its targeted financial and strategic goals, as described above, the Committee funded the annual incentive program at over 100% of the targeted amount for all eligible participants in the aggregate. Individual awards varied according to the assessment of each individual’s performance and the extent of achievement of such individual’s performance goals. Specifically, bonus awards for Named Executives ranged from 149% to 188% of their respective bonus targets, and were influenced by the Committee’s assessment of the key accomplishments of each Named Executive set forth below:(1)

•	Gerard A. Martino developed a Supply Chain, Quality and R&D Operating Committee to foster collaboration among the leaders of the respective organizations; established specific procedures and analysis to ensure that appropriate business decisions are made that protect or enhance profitability of the Company; strengthened processes and controls leading to lower inventories and lower inventory write-offs in 2007; expanded the Company’s internal audit department and established a staff to assist in the execution of audit objectives; and directed the completion of the 2001 to 2005 restated financial statements that were filed in 2007.
•	Veronica A. Lubatkin was instrumental in restoring the Company to accurate and timely filing of its financial statements; upgraded key positions and trained and developed staff; established enhanced compliance policies; and led cost savings initiatives to increase profitability, including transitioning functions from outside consultants to more cost-effective internal positions and improving processing of returns and customer rebates.
•	Thomas J. Haughey successfully managed communication flow between management and the Board; introduced enhanced legal compliance programs throughout the Company; increased profitability through two major patent settlements; and implemented legal review and guidance of financial restatement issues, in-licensing of brand products, key sales and marketing initiatives, and Company-wide transactions and strategic support.
•	John A. MacPhee achieved significant brand product sales growth; improved margin and lowered operating expenses of the brand division; significantly improved reimbursement for MegaceES; launched the Company’s new branded products division, Strativa Pharmaceuticals; identified, researched and instituted key initial positioning for Strativa; and increased profitability by achieving sales force cost savings.
•	Paul V. Campanelli realigned the Company’s generics division following significant employee turnover; redirected R&D efforts to focus on first-to-market ANDA submissions; exceeded budget revenue and income for the generics division; in-licensed potential “first-to-file” development products; and refocused product efforts to achieve significant cost savings and improved profitability.

The Committee determined that all of the foregoing performance achievements were vital to the Company’s surpassing its target financial and strategic goals in 2007, including its six generic products launches, nine “first-to-file” ANDA filings, in-licensing of three brand products, restoring the Company to current filing status, and achieving record sales for both the generic and brand businesses. In addition, bonus awards to the Named Executives listed above were determined in part based on considerations of internal pay equity, because we concluded that all these Named Executives were instrumental in achieving the foregoing accomplishments in the challenging environment of a “building” year for the Company. Accordingly, we closely grouped the dollar amount of such bonus awards to reward the teamwork of those Named Executives in contributing to the Company’s success in 2007.

Long-Term Incentive Program

Equity-based compensation, such as stock options, restricted stock and restricted stock units, is an important element of the Company’s compensation program for employees at the associate director level and above. We believe that equity-based compensation is the most effective means of aligning the compensation provided to executives with stockholder interests by creating economic incentive for the creation of long-term stockholder

(1)	See column “g” of the “Summary Compensation Table” on page 32 for the specific bonus awarded to each Named Executive. Mr. LePore’s bonus award is discussed on page 29 under “Considerations for 2007 Chief Executive Officer Compensation.”

value. Additionally, we believe that equity-based compensation encourages retention of executives, because any unvested portions of such awards are forfeited if an executive voluntarily resigns before an award becomes fully vested.

Prior to 2005, long-term incentives took the form of stock option awards that vested over time. In 2005, we began awarding shares of restricted stock or restricted stock units to executives in lieu of a portion of the number of stock options that we previously would have awarded. We believe that awarding restricted stock or restricted stock units supplements the retention goal of equity-based compensation in periods when the Company’s stock price is volatile and the value of stock options can vary significantly. In addition, we believe that stock option awards alone focus too much on the short term, because the nature of stock options may motivate executives to exercise options once they are “in the money” and immediately sell the underlying stock to lock in any gain. For the same reason, stock option awards alone do not advance the objective of our Executive Stock Ownership Guidelines, which is to encourage senior executives to strive for long-term appreciation through their ongoing stock ownership of the Company.

Management submits recommendations to the Committee in the first quarter of each year for annual grants of equity awards to executives under the long-term incentive program. In determining the long-term incentive opportunity to be granted to executives in any given year, we take into account the individual’s position, scope of responsibility, ability to affect profits and stockholder value, the individual’s historic and recent performance, the value of the grants in relation to other elements of total compensation and competitive compensation practices. In consultation with management, we also allocate annually a specific number of shares of the Company’s common stock to be utilized for the grant of stock options and restricted stock to newly-hired employees pursuant to the long-term incentive program. The authority to allocate and grant those stock options and shares of restricted stock to newly-hired employees is vested in the Chief Financial Officer and Senior Vice President of Human Resources, subject to the parameters established by the Committee for long-term incentive awards to employees of the Company and the terms of our performance equity plan. This process provides consistency in administration, because all new hire grants are effective upon date of employment.

The goals of the Company’s 2007 long-term incentive program were to focus on the execution of the Company’s business strategy, retain current management and business continuity, create sustainable stockholder value, and reduce concerns over swings in the price of our common stock. Executive turnover in 2006-2007 and reorganization of the Company’s senior management heightened the importance of assembling and stabilizing the Company’s new senior management team. Consistent with these goals and with competitive practices of our peer group companies, equity awards for the Named Executives under the 2007 long-term incentive program were granted in amounts representing approximately the 75th percentile of awards for comparable positions within our peer group and consisted of a blend of 82% restricted stock and 18% stock options.(2) This blend was selected to reinforce the Company’s commitment to the senior management team and to build a platform which focuses on a longer-term view of the business. Significant turnover at the senior executive level heightened the importance of retaining key leaders and keeping the team intact. Industry volatility and the rising cost of stock options were also contributing factors in the decision. In 2007, awards were time based, vesting in 25% increments each year on the anniversary of the grant date over a four-year period to encourage retention.

Responding to a growing trend among our peer group companies and as a matter of what we believe to be good business practice, the Company has reassessed its long-term incentive program for 2008 and has incorporated into the program a component that ties equity compensation to the achievement of Company performance targets in comparison with the performance of our peer group companies. See “Certain Changes for 2008,” on page 30.

Traditional Employee Benefits and Executive Perquisites

We maintain broad-based benefits programs for all eligible employees, including health insurance, life and disability insurance and dental insurance, to remain competitive with our peer group companies and enable us to attract and retain quality employees. For the same reasons, the Company maintains a 401(k) plan, which provides a tax-deferred means for employees to save for retirement. Pursuant to the 401(k) plan, eligible employees, including the Named Executives, are permitted to contribute from 1% to 25% of their compensation to the

(2)	For specific amounts awarded to each Named Executive, see columns “f” and “g” of the “Grants of Plan Based Awards” table, on page 34.

plan. Annually, the Company contributes an amount equal to 50% of up to 6% of the compensation contributed by the employee. Contributions to the 401(k) plan are subject to certain limits imposed under the Internal Revenue Code. Participants of the 401(k) plan become vested with respect to 20% of the Company’s contributions for each full year of employment with the Company; thus, each annual contribution becomes fully vested after five full years. This vesting schedule further encourages employee retention.

In addition, we provide our executives with perquisites and other personal benefits that we believe are modest and consistent with the Company’s overall compensation program and are intended to enable the Company to attract and retain highly-qualified employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to senior executives. In 2007, these perquisites included an automobile allowance, supplemental life insurance and disability benefits. Based on information provided by our compensation consultants, the perquisites we offer to our Named Executives are considered conservative by industry standards and when compared with practices at our peer group companies.

Considerations for 2007 Chief Executive Officer Compensation

In August 2007, Mr. LePore entered into a new employment agreement with the Company to replace his one-year employment agreement that was due to expire in September 2007. In setting Mr. LePore’s base salary, bonus targets and long-term incentive awards, the Committee reviewed and considered Mr. LePore’s successful performance as Chief Executive Officer during a transition period within the Company and, in particular, his achievement of the following key accomplishments:

•	creating a clear mission and vision for the Company to appropriately position the business within the industry;
•	establishing strategic goals arising from the Company’s mission statement to fully leverage the Company’s strengths;
•	providing visionary and practical leadership to a senior leadership team in transition following a period of significant turnover;
•	leading the design and implementation of a new brand business development strategy to improve deal flow and maximize product/company opportunities; and
•	adopting a set of values and core beliefs for the Company, to drive cultural change and create an environment centered on candid communication, performance-driven reward systems, integrity, customer service and mutual respect.

In light of this successful performance, we asked Mr. LePore to commit to serve as Chief Executive Officer for a three year period, to provide the Company with the necessary stability to implement its longer-term business strategy. In consideration of all these factors, and with reference to our review and consideration of comparative compensation levels for chief executive officers within the peer group, the Compensation Committee approved an increase in Mr. LePore’s base salary from $620,400 to $800,000, which is slightly below the 50th percentile for chief executive officer salaries within our peer group. In addition, because we wanted to change Mr. LePore’s bonus period to coincide with the Company’s fiscal year and the bonus period of the other executives, we awarded a partial-year bonus of $458,500 in lieu of awarding a bonus under his then-expiring employment agreement, in partial recognition of Mr. LePore’s successful performance from January through August of 2007, and we granted Mr. LePore 80,000 restricted shares and 120,000 stock options as a long-term incentive. In February 2008, we awarded Mr. LePore a bonus of $800,000 under the 2007 annual incentive program, based on the Company’s successes in 2007, described on page 25 under “Annual Incentive Program,” and Mr. LePore’s performance achievements, described above. This bonus, combined with the partial-year bonus awarded in August 2007, represents a bonus for fiscal 2007 of 156% of Mr. LePore’s target bonus amount under his new employment agreement. In the aggregate, our peer group analysis indicates that Mr. LePore’s total compensation is at approximately the 25th percentile of that for chief executive officers within our peer group.

Severance and Change of Control

The Company also provides its Named Executives with certain benefits upon termination of their employment in various circumstances, as described on page 41 under “Potential Payments and Rights Upon Termination or Change of Control.” The objective of these benefits is to recruit and retain talent in a competitive market, preserve the focus and productivity of management and, under certain circumstances, alleviate the dislocation resulting from a termination of employment. Benefits that are provided in the event of a termination following a change of control of the Company also are intended to avoid disruption and prevent attrition during a period of uncertainty that arises in the context of actual or rumored change of control situations. The existence of these arrangements does not play a specific role in our other compensation decisions for our Named Executives.

Option Repurchase Program

In November 2007, the Company announced a tender offer for certain unvested employee stock options having an exercise price in excess of $33.61 per option. At the time the tender offer was announced, the Company’s stock price was approximately $17.47 per share, meaning the options eligible to be cashed out had exercise prices well in excess of the current market value of the underlying shares. In other words, these options were “underwater” and, absent a dramatic increase in the Company’s stock price, unlikely to provide any value to employees. The unvested options continued to create a significant accounting expense for the Company, however, because the Company is required to recognize expense over the vesting period in an amount equal to the fair value of such options determined at the time of grant (without taking into account the subsequent decline in stock price). Considering these circumstances, the Company decided to establish an option repurchase program for these underwater, unvested options in the form of a tender offer that would cancel the tendered options and accelerate the associated future accounting expense into the fourth quarter of 2007, thereby reducing the Company’s overall accounting expense for such options.

The tender offer was completed in December 2007, and the cash payments to employees who tendered their options ranged from $3.08 to $5.96 per option. Messrs. Haughey, MacPhee and Campanelli (each a Named Executive) received a one-time cash payment in connection with the Company’s repurchase of eligible stock options of $60,028, $100,795 and $36,021, respectively. (See the “Option Exercises and Stock Vested” table on page 36 for these amounts and a discussion of the valuation method used for the option repurchase program.) The total amount paid by the Company to repurchase eligible options was $872,381 and that amount was recognized as a compensation expense in the fourth quarter of our 2007 fiscal year. If the option repurchase program had not been conducted, the Company would have been required to recognize an aggregate pre-tax non-cash accounting expense of approximately $4.7 million for the 2008 and 2009 fiscal years. Additionally, the cashout of certain options increased the pool of shares available for future grant under the Company’s performance equity plan.

Certain Changes for 2008

In the fourth quarter of 2007, we retained Buck Consultants to help us review and update our peer group for the upcoming year and to assess our compensation practices and levels against our current peer group practices. In addition, responding in part to a growing trend within our peer group and in the industry generally, and as a matter of what we believe to be good business practice, we redesigned our long-term incentive program for 2008 to establish a stronger link between longer-term Company performance and equity awards under the program. We feel that a direct performance component will create a stronger incentive for executives to achieve the goals that are important to the Company’s long-term performance and drive stockholder value over the longer term. Accordingly, the 2008 long-term incentive program provides for two award components: a “performance share award” of restricted stock that vests subject to the Company’s performance against established total stockholder return goals over a three-year performance cycle, and a “restricted share award” of restricted stock that vests in 25% increments annually on the anniversary date of the award.

Vesting of the performance share award, and final determination of the amount of the award, is contingent upon the achievement of total stockholder return goals relative to peer group performance. “Total stockholder return” means the annualized appreciation in the market price of the Company’s common stock, determined using the average stock price for the last three months of 2007 as the starting point and the average stock price for the last three months of 2010 as the ending point. Our total stockholder return goal is set as a measure of the Company’s total stockholder return in comparison with the total stockholder returns of our peer group companies measured over the same period. The performance share award would vest at 25% of the target for achieving a threshold of 6% annualized total stockholder return. The target performance share award would vest in full for achieving Company total stockholder return at the median of the peer group total stockholder returns, and could vest in a range from full vesting (100%) up to 150% of the target (for achieving total stockholder return at or above the 75th percentile of our peer group). In addition, if the Company’s three-year total stockholder return exceeds the median of the S&P 400 MidCap stock market index, then the performance share award will be multiplied by a factor of 1.25. For achieving total stockholder return at or above the 75th percentile of our peer group and exceeding the median of the S&P 400 Midcap stock market index, therefore, the performance share award would vest at 187.5% of the target. No award will vest if Company performance is below 6% annualized total stockholder return.

Restricted share awards vest incrementally on an annual basis as a retention incentive. We believe that retention is also an important goal of the long-term incentive program, because the Company’s performance, and the performance of our peer group companies, is subject to influences outside of the control of the management team. In order to create an environment of performance excellence, the ratio of restricted share awards to performance share awards is weighted more heavily toward performance share awards at higher levels of the organization. Specifically, two-thirds of the awards for senior executives, including the Named Executives, are in the form of performance share awards, and therefore subject to the Company’s financial performance relative to our peer group, and at least one-half of the awards for other executives are in the form of performance share awards. We believe that this weighting demonstrates our strong commitment to tying executive compensation to Company performance.

Compensation Committee Report

The Compensation Committee, comprised of independent directors, reviewed and discussed the Compensation Discussion and Analysis set forth above with the Company’s management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:

Dr. Melvin Sharoky (Chairman)
Peter S. Knight
Ronald M. Nordmann

Executive Compensation

The following table sets forth compensation earned for the fiscal years ended December 31, 2007 and December 31, 2006 by the individuals who served at any time during 2007 as either the Company’s Chief Executive Officer or Chief Financial Officer, and the three most highly-compensated executive officers (other than the Chief Executive Officer and Chief Financial Officer) who were serving as such as of December 31, 2007 and who earned over $100,000 in total compensation from the Company (and its subsidiaries) during fiscal year 2007 (collectively, the “Named Executives”). The Company awarded or paid such compensation to all such persons for services rendered by them in all capacities during the 2007 fiscal year.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		StockAward(1) ($)	Option Award(2) ($)		Non- Equity Incentive Plan Compensation(3) ($)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(d)		(e)	(f)		(g)	(h)		(i)
Patrick G. LePore, Chairman, President and Chief Executive Officer(4)	2007	$715,726	$458,500	(5)	$446,903	$524,712		$800,000	$23,475	(6)	$2,969,316
	2006	170,449 (4)	0		37,255	99,120		200,000	1,074 (6)		507,898

Gerard A. Martino, Executive Vice President and Chief Operating Officer(7)	2007	436,635	0		408,060	246,326		350,000	24,600 (8)		1,465,621
	2006	255,342	115,000	(7)	89,981	161,685		200,000	19,774 (8)		841,782

Veronica A. Lubatkin, Executive Vice President and Chief Financial Officer(9)	2007	317,711	70,000	(9)	213,719	80,579		320,000	20,889 (8)		1,022,898
	2006	—	—		—	—		—	—		—

Thomas J. Haughey, Executive Vice President, General Counsel and Secretary	2007	383,500	0		702,443	329,239	(10)	320,000	22,218 (8)		1,757,400
	2006	327,808	0		439,312	186,738		150,000	25,459 (8)		1,129,317

John A. MacPhee, Executive Vice President; President, Strativa Pharmaceuticals	2007	366,438	0		450,915	888,927	(10)	320,000	5,985	(11)	2,032,265
	2006	337,500	0		239,832	907,085		85,000	2,362	(11)	1,571,779

Paul V. Campanelli, Executive Vice President; President, Generic Products Division(12)	2007	387,788	0		503,797	213,341	(10)	325,000	22,607	(8)	1,452,533
	2006	—	—		—	—		—	—		—

(1)	Dollar values represent the expense recognized for financial statement purposes for the year ended December 31, 2007, in accordance with Statement of Financial Accounting Standards No. 123R (“FAS 123R”). As such, these amounts include amounts from awards granted in and prior to 2007. The assumptions made in calculating the dollar values of the expenses recognized and the grant date fair values are set forth in Note 3 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.
(2)	Dollar values represent the expense recognized for financial statement purposes for the year ended December 31, 2007 in accordance with FAS 123R disregarding any estimates of forfeitures relating to service-based vesting conditions, and, therefore, include amounts from awards granted in and prior to 2007. The assumptions made in calculating the dollar values of the expenses recognized and the grant date fair values are set forth in Note 3 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.
(3)	Consists of amounts paid pursuant to the Company’s annual incentive program for 2007.
(4)	Mr. LePore has been President and Chief Executive Officer of the Company since September 26, 2006. Prior to that date, Mr. LePore received director fees in the amount of $29,666 from the Company for service as a Board member from May 2006 though September 2006. Mr. LePore’s 2006 salary figure includes these fees. Mr. LePore was appointed Chairman of the Board in August 2007.

(5)	Mr. LePore was awarded a partial-year bonus of $458,500 in September 2007 pursuant to his employment agreement.
(6)	Includes payments made by the Company (i) in 2007 for executive life and disability and a car allowance perquisite and (ii) in 2006 for a 401(k) match.
(7)	Mr. Martino served as Executive Vice President and Chief Financial Officer from March 2006 until his promotion to Executive Vice President and Chief Operating Officer in June 2007. Mr. Martino received a $115,000 sign-on bonus in March 2006 pursuant to his employment agreement.
(8)	Includes payments made by the Company for executive life and disability, 401(k) match, and a car allowance perquisite.
(9)	Ms. Lubatkin received a bonus in 2007 pursuant to the terms of her employment agreement with the Company entered into upon her employment as Vice President and Controller of Par Pharmaceutical. She was promoted to Executive Vice President and Chief Financial Officer of the Company in June 2007. Ms. Lubatkin was not a “Named Executive” prior to 2007 and, therefore, her compensation for 2006 is not being reported in this proxy statement.
(10)	In November 2007, the Company announced a tender offer for certain unvested employee stock options having an exercise price in excess of $33.61 per option. The tender offer was completed in December 2007. Dollar values include the expense for fiscal years 2008 and 2009 that was accelerated into fiscal year 2007 in accordance with FAS 123R. For more information regarding this matter, see Note 3 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. Messrs. Haughey, MacPhee and Campanelli each received a one-time cash payment in connection with the Company’s repurchase of their unvested eligible stock options of $60,028, $100,795 and $36,021, respectively. These amounts are not included in the respective Named Executive’s Salary set forth in column (c), but are set forth in the “Option Exercises and Stock Vested” table on page 36.
(11)	Includes payments made by the Company (i) in 2007 for executive life and disability and a car allowance perquisite and (ii) in 2006 for executive life and disability.
(12)	Mr. Campanelli was promoted to Executive Vice President of the Company and President of the Generics Products Division in February 2007. Mr. Campanelli was not a “Named Executive” of the Company prior to 2007 and, therefore, his compensation for 2006 is not being reported in this proxy statement.

Grants of Plan-Based Awards

The following table sets forth the grants of plan-based awards made to the Named Executives during fiscal year 2007.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options(2) (#)	Exercise or Base Price of Option Awards(3) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
		Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Patrick G. LePore	3/22/2007				22,600	11,200	24.27	702,614
	8/9/2007				80,000	120,000	20.00	2,898,400
		200,000	800,000	1,600,000
Gerard A. Martino	3/22/2007				33,800	16,000	24.27	1,040,486
		58,750	235,000	470,000
Veronica A. Lubatkin	3/22/2007				15,000	7,100	24.27	461,746
		42,500	170,000	340,000
Thomas J. Haughey	3/22/2007				28,200	13,200	24.27	866,046
		43,750	175,000	350,000
John A. MacPhee	3/22/2007				20,700	10,800	24.27	650,997
		43,750	175,000	350,000
Paul V. Campanelli	3/22/2007				26,300	12,700	24.27	813,053
		43,750	175,000	350,000

(1)	We provide performance-based annual bonus awards to our executive officers under our annual incentive program administered by the Compensation Committee. These columns indicate the ranges of possible payouts targeted for 2007 performance for each of the Named Executives. Actual bonus awards paid in 2007 are set forth in column (g) of the “Summary Compensation Table”on page 32. “Threshold” refers to the minimum amount payable for a certain level of performance under the annual incentive program, whereas “Target” refers to the amount payable if the specified performance target is reached, and “Maximum” refers to the maximum payout possible under the program. For additional discussion of our annual incentive program, see “Annual Incentive Program” on page 25.
(2)	Awards granted under our performance equity plan.
(3)	The exercise price of option awards is the closing sale price of our common stock reported for the date of grant on the NYSE. Option awards vest over a four-year period.
(4)	Grant date fair value of restricted stock grants is based on the fair market value of our common stock on the respective grant dates in accordance with FAS 123R. The weighted average per share grant date fair value of all Named Executives’ restricted stock grants was $22.76. The grant date fair value of stock option grants is based on the Black-Scholes option pricing model on the date of grant, in accordance with FAS 123R. The weighted average per share fair value of all Named Executives’ stock option grants was $11.91. For additional discussion on the relevant assumptions used to determine the valuation of stock and option awards, see Note 3 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the number of shares of common stock covered by exercisable and unexercisable options and unvested restricted stock and restricted stock units held by the Named Executives at December 31, 2007.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Patrick G. LePore					130,725	3,137,400
	5,000	—	22.20	5/17/2016
	30,000	90,000	19.26	10/29/2016
	—	11,200	24.27	3/21/2017
	—	120,000	20.00	8/8/2017
Gerard A. Martino					65,300	1,567,200
	12,500	37,500	27.24	3/15/2016
	—	16,000	24.27	3/21/2017
Veronica A. Lubatkin					33,150	795,600
	3,750	11,250	27.55	4/18/2016
	—	7,100	24.27	3/21/2017
Thomas J. Haughey					77,750	1,866,000
	35,000	—	69.38	11/23/2010
	2,500	—	60.85	1/19/2014
	9,967	4,984	42.14	1/5/2015
	3,748	3,748	33.62	1/8/2016
	—	13,200	24.27	3/21/2017
John A. MacPhee					55,246	1,325,904
	30,000	15,000	42.14	1/5/2015
	4,579	4,580	33.62	1/8/2016
	—	10,800	24.27	3/21/2017
Paul V. Campanelli					61,296	1,471,104
	15,000	—	34.18	11/18/2011
	7,500	—	28.79	6/11/2012
	18,000	—	31.50	1/12/2010
	23,000	—	60.85	1/19/2014
	5,980	2,990	42.14	1/5/2015
	2,248	2,249	33.62	1/8/2016
	—	12,700	24.27	3/21/2017

(1)	Unexercisable options vest 25% per year over the course of four years, each on the anniversary of the date of grant.
(2)	Market value of stock reported is determined by multiplying the closing market price of our common stock at December 31, 2007 by the number of shares of stock.

Option Exercises and Stock Vested

The table below shows the number of shares of common stock acquired by the Named Executives during 2007 upon the exercise of stock options and the vesting of other stock awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1) (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
(a)	(b)	(c)	(d)	(e)
Patrick G. LePore	—	—	9,375	160,388
Gerard A. Martino	—	—	10,500	235,500
Veronica A. Lubatkin	—	—	6,050	141,213
Thomas J. Haughey	4,984	15,351	17,979	409,852
	7,496	44,676
John A. MacPhee	15,000	46,200	12,557	277,681
	9,160	54,594
Paul V. Campanelli	2,991	9,212	12,543	283,547
	4,498	26,808

(1)	In November 2007, the Company announced a tender offer to repurchase certain unvested stock options granted to employees having an exercise price in excess of $33.61 per option. The tender offer was completed in December 2007. No shares were issued in connection with the tender offer. Optionees who tendered their options received cash payments ranging from $3.08 to $5.96 per option share. In determining the amount of the cash payment, the Company valued the eligible options using the most established and commonly used method of valuing stock options, called the “Black-Scholes” option pricing model. The Black-Scholes model uses the following factors in valuing options: (i) stock price, (ii) the exercise price of the option, (iii) the current risk-free interest rate, (iv) the volatility of the relevant stock price, (v) the expected dividend yield of the stock, and (vi) the expected life of the option. Some of these inputs are objectively determinable, while others, such as appropriate volatility measures, require some judgment. For purposes of determining the Black-Scholes values for the option repurchase program, the Company used the following assumptions:

(i) Stock price: $17.47, the closing stock price of our common stock on November 19, 2007
(ii) Exercise price: the weighted average actual exercise price of the option being valued
(iii) Risk-free interest rate: 4.4%
(iv) Volatility: 50%
(v) Dividend yield: 0%
(vi) Expected life of option: 6.25 years

Once the Black-Scholes value was determined, the Company then applied a reasonable discount based on the unvested status of the eligible options and the fact that participants would receive an immediate cash payment in exchange for the eligible options. The payment varied among the eligible options due to the different vesting schedules and exercise prices, which were based on the grant date. The cashout value for the various options is listed in the table below.

Grant Date	Exercise Price	Black-Scholes Fair Value at 11/19/07	Discount	Cash per Eligible Option
July 15, 2004	$34.29	$6.68	25%	$5.01
September 27, 2004	$36.06	$6.63	50%	$3.32
December 21, 2004	$42.05	$6.15	50%	$3.08
January 6, 2005	$42.14	$6.15	50%	$3.08
February 18, 2005	$37.40	$6.81	50%	$3.41
February 25, 2005	$37.67	$6.79	50%	$3.40
January 9, 2006	$33.62	$7.94	25%	$5.96
January 10, 2006	$33.65	$7.94	25%	$5.96

Messrs. Haughey, MacPhee and Campanelli each received a one-time cash payment in connection with the Company’s repurchase of their unvested eligible stock options of $60,028, $100,795 and $36,021, respectively. The total amount paid by the Company to repurchase eligible options was $872,381. For additional discussion, see “Option Repurchase Program” on page 30.

(2)	Determined by multiplying the number of shares of our common stock by the market value of the underlying shares on the vesting date.

Non-Qualified Deferred Compensation

The Company does not maintain a defined contribution plan or any other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2007, information regarding the shares of our common stock authorized for grant under the equity compensation plans of the Company.

Plan	Number of Shares of Common Stock Issuable Upon Exercise of Outstanding Options, Warrants and Other Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Other Rights ($)	Number of Shares of Common Stock Remaining Available For Future Grant (#)
(a)	(b)	(c)	(d)
Equity compensation plans approved by the Company’s stockholders:
2004 Performance Equity Plan (as amended)	1,955,000	$29.26	4,777,000
2001 Performance Equity Plan(1)	2,122,000	$41.27	1,005,000
1997 Directors’ Stock and Deferred Fee Plan	274,000	$37.66	233,000
1990 Stock Incentive Plan	1,000	$4.13	—
Equity compensation plan not approved by the Company’s stockholders:
2000 Performance Equity Plan(2)	174,000	$7.16	110,000
Total:	4,526,000	$34.76	6,125,000 (3)

(1)	The 2004 performance equity plan, which became effective upon stockholder approval at the Company’s 2004 annual meeting of stockholders, replaced the Company’s 2001 performance equity plan. On December 5, 2005, the Company filed post-effective amendment no. 1 to its registration statement on Form S-8 (File No. 333-106681) and to its registration statement on Form S-8 (File No. 333-38456) (together, the 2001 plan registration statements) for the purpose of disclosing that it had (i) replaced the 2001 plan with the 2004 plan and (ii) filed a new registration statement on Form S-8 (also on December 5, 2005) for the 2004 plan. The 2004 plan registration statement registered 5,159,972 shares of common stock. The Company carried forward to the 2004 plan registration statement (and such registration statement is deemed to register and apply to) an additional 4,090,480 shares of common stock previously registered under the 2001 plan registration statements, but not issued or otherwise allocated to outstanding awards under the 2001 plan, or the unallocated shares. As a result of this transfer, the unallocated shares were not available for offer and sale under the 2001 plan after the effective date of such post-effective amendment.
(2)	In 2000, the Board adopted the 2000 performance equity plan, which was subsequently amended in order to make it a non-qualified, broad-based plan that was not subject to stockholder approval. The 2000 plan provides for the grant of incentive and non-qualified stock options to employees of the Company and to others. The 2000 plan became effective on March 23, 2000 and will continue until March 22, 2010 unless earlier terminated. The Company initially reserved 1,025,000 shares of common stock for grant under the 2000 plan. Vesting and other terms of the stock options are determined in each case by the Compensation Committee. The maximum term of a stock option under the 2000 plan is ten years. The maximum term is five years if an incentive stock option is granted to a holder of more than 10% of the combined voting power of the capital stock of the Company.
(3)	The maximum number of stock options available for future issuance under the 2004 performance equity plan is 4,777,000. Of the total number of shares available for future grant under the 2004 plan, 1,344,000 shares are available for the issuance of restricted stock and restricted stock units. For the 2000 and 2001 plans, the total number of securities available for future issuance is all stock options. For the 1997 director’s stock and deferred fee plan, the indicated total number of securities remaining available for future issuance may be any combination of stock options and restricted stock units.

Pension Benefits

The Company had maintained a defined benefit plan (the “Pension Plan”) that covered eligible employees, as defined in the Pension Plan. The Pension Plan was frozen on October 1, 1989. Since the benefits under the Pension Plan are based on the participants’ length of service and compensation (subject to the Employee Retirement Income Security Act of 1974 and Internal Revenue Service limitations), service costs subsequent to October 1, 1989 are excluded from benefit accruals under the Pension Plan. Generally, all employees of the Company (or a participating subsidiary) who had completed at least one year of continuous service with the Company and attained 21 years of age were eligible to participate in the Pension Plan. For benefit and vesting purposes, the Pension Plan’s “Normal Retirement Date” was the date on which a participant attained age 65 or, if later, the date of his or her completion of ten years of service. Service was measured from the date of employment. The retirement income formula was 45% of the highest consecutive five-year average basic earnings during the retirees’ last ten years of employment, less 83 1/3% of the participant’s Social Security benefit, reduced proportionately for any years of service less than ten at retirement. None of the Named Executives has any years of service credited under the Pension Plan.

The Company, upon the recommendation of the Audit Committee of its Board, determined that it was in the best interests of the Company to terminate the Pension Plan, effective as of December 31, 2005, in accordance with its terms and conditions and with the rules and regulations promulgated by the Pension Benefit Guaranty Corporation and by the Internal Revenue Service.

The Pension Plan was settled in the second quarter of 2007. The Company received a favorable determination on the termination of the Pension Plan from the Internal Revenue Service and has filed the appropriate notice with the Pension Benefit Guaranty Corporation. Concurrent with the approval of the termination, the Company distributed benefits or purchased annuities to cover each of the participants in the Pension Plan. Finally, the Company met the advance notification requirements set forth in the Single-Employer Pension Plan Amendment Act of 1986 (the “SEPPAA”) and notified each party affected by this termination, as required by the SEPPAA.

The Company maintains a retirement savings plan, which is intended to be qualified under Section 401(a) and (k) of the Internal Revenue Code (the “401(k) plan”), pursuant to which eligible employees, including the Named Executives, are permitted to contribute from 1% to 25% of their compensation to the 401(k) plan. The Company typically contributes an amount equal to 50% of up to 6% of the compensation contributed by the employee. In connection with making matching contributions under the 401(k) plan, the Company incurred expenses of $612,319 in 2007. Participants of the 401(k) plan become vested with respect to 20% of the Company’s contributions for each year of employment with the Company and thus become fully vested after five full years.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The section below describes the payments that may be made to our Named Executives upon their separation or termination, assuming such events were to occur during the fiscal year 2007, pursuant to individual agreements or in connection with a change of control.

Employment Agreements with Named Executives

The Company has entered into employment agreements with Messrs. LePore, Martino, Haughey, MacPhee and Campanelli and Ms. Lubatkin. The discussion below relates to the executives’ employment agreements in effect on December 31, 2007. Each of the executives entered into a new employment agreement with the Company in 2008 in order to comply with the recent changes to Section 409A of the Internal Revenue Code and certain other non-material matters. For a summary of the severance terms and conditions under the employment agreements for the Named Executives, as well as the amounts that are or could be payable to the Named Executives upon termination of employment or a change of control of the Company, see the discussion beginning on page 41.

Terms of LePore Employment Agreement

Mr. LePore, who has been a director of the Company since May 18, 2006, was appointed as the Company’s President and Chief Executive Officer on September 26, 2006. The Company entered into an employment agreement with Mr. LePore on August 9, 2007, that replaced his previous one-year employment agreement dated November 10, 2006. Pursuant to his agreement, he continues to hold the positions of President and Chief Executive Officer for an initial three-year term, with automatic renewals for successive one-year terms thereafter (unless a notice of non-renewal of any subsequent employment period is provided in advance by the Company or Mr. LePore). Mr. LePore’s compensation consists of an annual base salary of $800,000, subject to annual review and increase by the Board in its discretion, and he is eligible for annual bonuses (in a target amount equal to 100% of his annual base salary) based on performance criteria to be determined by the Board, including his performance and the performance and financial condition of the Company. In August 2007, Mr. LePore received a partial-year bonus in the amount of $458,500 in lieu of receiving a bonus under his then-expiring employment agreement, in partial recognition of Mr. LePore’s successful performance from January through August of 2007. In February 2008, Mr. LePore was awarded a bonus of $800,000 under the 2007 annual incentive program, which, when combined with the partial-year bonus awarded in August 2007, represents a bonus for fiscal 2007 of 156% of Mr. LePore’s target bonus amount under his new employment agreement. In connection with his employment, Mr. LePore is entitled to participate in the Company’s long-term incentive plans commensurate with his title and position, including the stock option, restricted stock and similar equity plans of the Company. Upon execution of the new agreement, Mr. LePore was granted 80,000 shares of restricted stock and options to purchase 120,000 shares of common stock and was eligible for one-half of the equity grant to be considered in the first quarter of 2008. Accordingly, in the first quarter of 2008, he received a grant of 15,200 restricted shares and 30,861 performance shares. The performance shares vest upon achieving specified performance goals for the period commencing January 2008 through December 2010, while Mr. LePore’s restricted stock and stock options will vest 25% per year over the course of four years. The restricted stock and options granted to Mr. LePore under the prior agreement will continue to vest pursuant to their terms. See “Considerations for 2007 Chief Executive Officer Compensation” on page 29. Additionally, the Company is obligated to pay the premiums for a term life insurance policy for Mr. LePore with death benefits in the amount of $3,000,000 throughout his employment term for the benefit of Mr. LePore’s estate.

Terms of Martino Employment Agreement

The Company entered into a new employment agreement with Mr. Martino, dated as of June 26, 2007, that replaced Mr. Martino’s previous employment agreement, dated February 10, 2006. Mr. Martino served as Executive Vice President and Chief Financial Officer of the Company from March 2006 until his election as Executive Vice President and Chief Operating Officer in June 2007. Mr. Martino’s employment agreement is for an initial three-year term, with automatic renewals for successive one-year terms thereafter (unless a notice of non-renewal of any subsequent employment period is provided in advance by the Company or Mr. Martino), for an annual base salary of $470,000, subject to review and increase by the Board, in its discretion. Mr. Martino is entitled to participate in the Company’s long-term incentive plans commensurate with his title and position, including the stock option, restricted stock and similar equity plans of the Company. In addition, he is eligible for annual bonuses (with a target amount equal to 50% of his annual base salary) based on performance criteria to be determined by the Board, including his performance and the performance and financial condition of the Company. In addition, while Mr. Martino is employed by the Company, the Company is obligated to pay the premiums on a $1,000,000 term life insurance policy for the benefit of Mr. Martino’s estate.

Terms of Lubatkin Employment Agreement

The Company entered into an employment agreement with Ms. Lubatkin, dated as of June 29, 2007, to serve as Executive Vice President and Chief Financial Officer of the Company. Ms. Lubatkin previously served as Vice President and Controller until her promotion in June 2007. Ms. Lubatkin’s employment agreement is for an initial three-year term, with automatic renewals for successive one-year terms thereafter (unless a notice of non-renewal of any subsequent employment period is provided in advance by the Company or Ms. Lubatkin), for an annual base salary of $340,000, subject to review and increase by the Board, in its discretion. Ms. Lubatkin is eligible to participate in the Company’s long-term incentive plans commensurate with her title and position, including the stock option, restricted stock and similar equity plans of the Company. In addition, she is eligible for annual bonuses (with a target amount equal to 50% of her annual base salary) based on performance criteria to be determined by the Board, including her performance and the performance and financial condition of the Company. In addition, while Ms. Lubatkin is employed by the Company, the Company is obligated to pay the premiums on a $1,000,000 term life insurance policy for the benefit of Ms. Lubatkin’s estate.

Terms of Haughey Employment Agreement

The Company entered into an employment agreement with Mr. Haughey, dated as of September 15, 2005, that replaced Mr. Haughey’s previous employment agreement, dated November 2003. Pursuant to the new agreement, Mr. Haughey continues to hold the positions of Vice President, General Counsel and Secretary of the Company for an initial three-year term, with automatic renewals for successive one-year terms thereafter (unless a notice of non-renewal of any subsequent employment period is provided in advance by the Company or Mr. Haughey). Mr. Haughey received an annual base salary of $350,000 in 2007, subject to review and increase by the Board, in its discretion, and in any event, to be increased each October 1 in a percentage amount commensurate with the increase, if any, of the Consumer Price Index for New York City. Mr. Haughey is eligible to participate in the Company’s long-term incentive plans commensurate with his title and position, including the stock option, restricted stock and similar equity plans of the Company. Mr. Haughey is eligible for annual bonuses based on performance criteria to be determined by the Board, including his performance and the performance and financial condition of the Company. In addition, while Mr. Haughey is employed by the Company, the Company is obligated to pay the premiums on a $1,000,000 term life insurance policy for the benefit of Mr. Haughey’s estate.

Terms of MacPhee Employment Agreement

On January 9, 2006, the Company entered into a five year employment agreement with Mr. MacPhee, to serve as President, Strativa Pharmaceuticals (formerly the Branded Products Division), pursuant to which he received an annual base salary of $350,000 in 2007, subject to review and increase by the Board, in its discretion, and in any event, to be increased each October 1 in a percentage amount commensurate with the increase, if any, of the Consumer Price Index for New York City. Additionally, Mr. MacPhee is entitled to an annual bonus (with a target amount equal to 50% of his annual base salary), determined by the Board in its discretion, and is entitled to participate in the Company’s long-term incentive plans, including the stock option, restricted stock and similar equity plans. In addition, while Mr. MacPhee is employed by the Company, the Company is obligated to pay the premiums on a $1,000,000 term life insurance policy for the benefit of Mr. MacPhee’s estate.

Terms of Campanelli Employment Agreement

The Company entered into an employment agreement with Mr. Campanelli, dated as of March 27, 2007, to serve as President, Generic Products Division of Par Pharmaceutical. Mr. Campanelli previously served most recently as Executive Vice President, Business Development and Licensing until his promotion in March 2007. Mr. Campanelli’s employment agreement is for an initial three-year term, with automatic renewals for successive one-year terms thereafter (unless a notice of non-renewal of any subsequent employment period is provided in advance by the Company or Mr. Campanelli), for an annual base salary of $350,000, subject to review and increase by the Board, in its discretion. Mr. Campanelli is eligible to participate in the Company’s long-term incentive plans commensurate with his title and position, including the stock option, restricted stock and similar equity plans of the Company. In addition, he is eligible for annual bonuses (with a target amount equal to 50% of his annual base salary) based on performance criteria to be determined by the Board, including his performance and the performance and financial condition of the Company. In addition, while Mr. Campanelli is employed by the Company, the Company is obligated to pay the premiums on a $1,000,000 term life insurance policy for the benefit of Mr. Campanelli’s estate.

Potential Payments and Rights Upon Termination or Change of Control

Our Named Executives may receive compensation in connection with the termination of their employment or a change of control.

The terms “cause”, “material breach” and “Change of Control” are defined in each Named Executive’s employment agreement. In connection with the discussion below, however, such terms generally mean the following:

“Cause” generally means (i) conviction of, guilty or no contest plea to, or confession of guilt of, a felony, or other crime involving moral turpitude; (ii) an act or omission in connection with employment that constitutes fraud, criminal misconduct, breach of fiduciary duty, dishonesty, gross negligence, malfeasance, willful misconduct or other conduct that is materially harmful or detrimental to the Company; (iii) a material breach by the executive of his or her employment agreement; (iv) continuing failure to perform such duties as are assigned to the executive by the Company; (v) knowingly taking any action on behalf of the Company without appropriate authority to take such action; (vi) knowingly taking any action in conflict of interest with the Company given the executive's position with the Company; or (vii) the commission of an act of personal dishonesty by the executive that involves personal profit in connection with the Company.

“Material breach” generally means (i) the failure of Company to make any payment that it is required to make to the executive when due or within two business days; (ii) the assignment to the executive, without his or her written consent, of duties inconsistent with positions, responsibilities and status with the Company, a change in the executive's reporting responsibilities, titles or offices or any act constituting a constructive termination or removal of the executive; (iii) a reduction in the executive's base salary; or (iv) a permanent reassignment (without the executive’s consent) to a primary work location more than 35 miles from the Company’s present executive offices.

“Change of Control” of the Company generally means (i) the approval by the stockholders of the Company of the sale or other transfer (other than pursuant to internal reorganization) by the Company of all or substantially all of its assets; (ii) the first purchase of shares of equity securities of the Company pursuant to a tender offer or exchange offer (other than an offer by the Company) for at least 15% of the equity securities of the Company; (iii) the approval by the Company’s stockholders of a merger or consolidation in which the Company does not survive as an independent, publicly-owned corporation; (iv) the acquisition (including by means of a merger) of 35% or more of the combined voting power of the Company’s then outstanding equity securities (other than pursuant to an internal reorganization); or (v) the change of the membership of a majority of the Board during any period of two consecutive years, unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors of the Board still in office who were directors of the Company at the beginning of the period.

The following sets forth the events of termination and the payments and benefits to which a Named Executive may be entitled:

•	death or disability;
•	the Company’s termination of the Named Executive without cause;
•	termination by the Named Executive upon the Company’s material breach of the Named Executive’s employment agreement;
•	non-renewal of the Named Executive’s employment agreement by the Company;
•	non-renewal of the employment agreement or resignation (other than due to material breach by the Company) by the Named Executive;
•	the Company’s termination of the Named Executive for cause; or
•	termination upon Change of Control, other than for cause.

Upon Death or Disability

Upon termination of employment for death or disability, each Named Executive (except Mr. LePore) would be entitled to a payment of two times base salary in effect at the applicable time plus an amount equal to two times his or her last annual cash bonus, less any life insurance or disability insurance received by the Named Executive or his or her estate. Upon termination of employment for death or disability, Mr. LePore would be entitled to a payment of two times base salary in effect at the applicable time plus an amount equal to his last annual cash bonus, less any life insurance or disability insurance received by his estate. Pursuant to the terms of our performance equity plan, all unvested restricted stock awards vest upon termination of employment for death or disability.

Upon the company’s termination of the named executive without cause; or upon a material breach by the company of the named executive’s employment agreement

Upon termination of employment by the Company without cause or by the Named Executive upon a material breach of the employment agreement by the Company, each of the Named Executives (except Mr. LePore) would be entitled to a payment of two times base salary in effect at the applicable time plus (in certain circumstances) an amount equal to two times the Named Executive’s last annual cash bonus. In each of these events, Mr. LePore would be entitled to a payment of two times base salary in effect at the applicable time plus (in certain circumstances) an amount equal to his last annual cash bonus. Additionally, all unvested equity awards previously granted to the Named Executive (except Mr. LePore and Ms. Lubatkin) immediately vest and he will have 24 months from the date of termination to exercise any equity awards granted to the Named Executive. Pursuant to the terms of Mr. LePore’s employment agreement, only unvested equity awards granted after August 9, 2007 will vest upon the foregoing conditions of termination, but he will have 24 months from the date of termination to exercise all vested equity awards. Pursuant to the terms of Ms. Lubtakin’s employment agreement, only unvested equity awards granted after June 29, 2007 will vest upon the foregoing conditions of termination, but she will have 24 months from the date of termination to exercise all vested equity awards.

Non-renewal of the Named Executive’s employment agreement by the Company

Upon the Company’s non-renewal of a Named Executive’s employment agreement, the Named Executive (except Mr. LePore) would be entitled to a payment of two times base salary in effect at the applicable time plus two times (in certain circumstances) an amount equal to the Named Executive’s last cash bonus. Mr. LePore would be entitled to a payment of two times base salary in effect at the applicable time plus (in certain circumstances) an amount equal to his last annual cash bonus.

Upon non-renewal of the employment agreement by the Named Executive; resignation by the Named Executive (other than due to material breach by the Company); or upon the Company’s termination of the Named Executive for cause

Upon the Named Executive’s non-renewal of his or her employment agreement, resignation by the Named Executive (other than due to material breach by the Company), or termination of the Named Executive for cause, the Named Executive would be entitled to any unpaid but earned base salary through the date of termination.

Upon termination following a Change of Control, other than for cause

Upon termination other than for cause within 12 months following any Change of Control, the Named Executive will have 24 months from the date of termination to exercise any vested equity awards granted to the Named Executive, so long as the applicable plan underlying the awards is still in effect and the awards have not expired at the time of exercise. Pursuant to the terms of our performance equity plan, all unvested equity awards vest following a Change of Control.

Non-Compete and Non-Solicitation

Each of the current Named Executives (except Mr. Haughey) has agreed for one year following termination of his or her employment with the Company not to solicit business or employees away from the Company and not to provide any services that may compete with the business of the Company. The non-compete restriction, however, will not apply if the Named Executive’s employment term is terminated either by the Company without cause or upon the Company’s material breach. Mr. Haughey has agreed for two years following termination of his employment with the Company not to solicit business or employees away from the Company.

Estimated Value of Benefits to Be Received Upon Involuntary Separation Not Related to a Change of Control or Upon Qualifying Termination Following a Change of Control

The following table shows the estimated value of payments and other benefits to be received by our Named Executives under the terms of their respective employment agreements or arrangements in effect on December 31, 2007, assuming the employment of such individuals terminates under one of the following circumstances as of December 31, 2007.

Potential Payments Upon Involuntary Separation

Compensation Program	For Cause	By the Company Without Cause, or Material Breach of Agreement by the Company		Non-Renewal of Agreement by the Company		By the Executive (Other Than Due to Material Breach by the Company), or Non-Renewal of Agreement by Executive	Death or Disability		Upon Termination Other Than for Cause After Change of Control
A. Cash Severance
Mr. LePore	$0	$2,258,000	(1)(2)	$2,258,000	(1)(2)	$0	$2,258,000	(5)	(6)
Mr. Martino	$0	$1,340,000	(2)(3)	$1,340,000	(2)(3)	$0	$1,340,000	(5)	(6)
Ms. Lubatkin	$0	$820,000	(2)(3)	$820,000	(2)(3)	$0	$820,000	(5)	(6)
Mr. Haughey	$0	$1,000,000	(2)(4)	$1,000,000	(2)(4)	$0	$1,000,000	(5)	(6)
Mr. MacPhee	$0	$870,000	(2)(3)	$870,000	(2)(3)	$0	$870,000	(5)	(6)
Mr. Campanelli	$0	$950,000	(2)(3)	$950,000	(2)(3)	$0	$950,000	(5)	(6)
B. Equity Value(7)
Mr. LePore	$0	$1,920,000	(8)	$1,920,000	(8)	$0	$3,362,400	(9)	$3,842,400	(10)
Mr. Martino	$0	$1,567,200	(11)	$1,567,200	(11)	$0	$1,567,200	(9)	$1,567,200	(10)
Ms. Lubatkin	$0	$0	(12)	$0	(12)	$0	$795,600	(9)	$795,600	(10)
Mr. Haughey	$0	$1,580,304	(11)	$1,580,304	(11)	$0	$1,580,304	(9)	$1,580,304	(10)
Mr. MacPhee	$0	$1,199,136	(11)	$1,199,136	(11)	$0	$1,199,136	(9)	$1,199,136	(10)
Mr. Campanelli	$0	$1,299,672	(11)	$1,299,672	(11)	$0	$1,299,672	(9)	$1,299,672	(10)
C. Medical and Health Plans
Mr. LePore	$0	$14,400	(13)	$14,400	(13)	$0	$14,400	(13)	(6)
Mr. Martino	$0	$14,400	(13)	$14,400	(13)	$0	$14,400	(13)	(6)
Ms. Lubatkin	$0	$14,400	(13)	$14,400	(13)	$0	$14,400	(13)	(6)
Mr. Haughey	$0	$14,400	(13)	$14,400	(13)	$0	$14,400	(13)	(6)
Mr. MacPhee	$0	$14,400	(13)	$14,400	(13)	$0	$14,400	(13)	(6)
Mr. Campanelli	$0	$14,400	(13)	$14,400	(13)	$0	$14,400	(13)	(6)
D. Perquisites
Mr. LePore	$0	$0		$0		$0	$0		$0
Mr. Martino	$0	$0		$0		$0	$0		$0
Ms. Lubatkin	$0	$0		$0		$0	$0		$0
Mr. Haughey	$0	$0		$0		$0	$0		$0
Mr. MacPhee	$0	$0		$0		$0	$0		$0
Mr. Campanelli	$0	$0		$0		$0	$0		$0

(1)	Upon termination, the Company shall pay to Mr. LePore two times base salary plus an amount equal to his last annual cash bonus paid (in this case, the two cash bonuses paid in 2007). Payments shall be made in equal semi-monthly installments from his termination date in accordance with the Company’s regular payroll practices, for a term ending on the earlier of the end of Mr. LePore’s current employment term, and 2-1/2 months after the end of his taxable year in which his employment is terminated, or upon the agreement of the Company and Mr. LePore, within 30 days of termination date.
(2)	Named Executive shall not receive an amount equal to his last cash bonus if termination is a result of his or her performance.
(3)	Upon termination, the Company shall pay to the Named Executive two times base salary plus an amount equal to two times his or her last annual cash bonus paid. Payments shall be made in 24 equal monthly installments from the Named Executive’s termination date in accordance with the Company’s regular payroll practices, or upon the agreement of the Company and the Named Executive, in a single lump sum, within 30 days of termination date.

(4)	Upon termination, the Company shall pay to Mr. Haughey two times base salary plus an amount equal to two times his last annual cash bonus paid. Payments shall be made in 24 equal monthly installments from Mr. Haughey’s termination date in accordance with the Company’s regular payroll practices.
(5)	The Company shall deduct any life insurance and disability insurance received by the Named Executive from the amount payable upon termination.
(6)	If a Named Executive is terminated after a Change of Control, the severance amounts are the same as before the Change of Control and are determined based on the trigger event for termination.
(7)	Assumes the triggering event took place on the last day of the fiscal year, December 31, 2007, and the price per share is the closing market price as of the date.
(8)	Upon termination, provided the reason for such termination is not related to Mr. LePore’s performance, all unvested equity awards previously granted to Mr. LePore after August 9, 2007 shall vest, and Mr. LePore shall have 24 months from the date of termination to exercise such options.
(9)	Upon death or disability, all unvested restricted share and restricted share unit awards immediately vest and are no longer subject to forfeiture.
(10)	Upon a Change of Control, all unvested equity awards are immediately vested and accelerated in full. In addition, under each Named Executive’s respective employment agreement, if a Named Executive is terminated within 12 months of a Change of Control, other than for cause, and if the termination is not a result of the Named Executive’s performance, then the options’ exercise period is extended to 24 months from the date of termination.
(11)	Upon termination, provided the reason for such termination is not related to the Named Executive’s performance, all unvested equity awards previously granted to Named Executive shall vest, and the Named Executive shall have 24 months from the date of termination to exercise such options.
(12)	Upon termination, provided the reason for such termination is not related to Ms. Lubatkin’s performance, all unvested equity awards previously granted to Ms. Lubatkin after June 29, 2007 shall vest, and Ms. Lubatkin shall have 24 months from the date of termination to exercise such options. No equity awards were granted to Ms. Lubatkin between June 29, 2007 and December 31, 2007.
(13)	Represents the Named Executive’s entitlement to participate, at the Company’s expense, in all medical and health plans and programs of the Company in accordance with COBRA for a period of 18 months (not applicable upon termination in the event of the Named Executive’s death).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

As a public company, the Company’s directors and executive officers and the more than 10% beneficial owners of its common stock are subject to reporting requirements under Section 16(a) of the Exchange Act and are required to file certain reports with the SEC in respect of their ownership of the Company’s equity securities and changes thereto. Based solely upon its review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, the Company believes that, during fiscal year 2007, all such reports were timely filed, except for the following late reports: (i) Mr. Knight and Mr. Smith each reported the January 3, 2007 deferral of their retainer fees to deferred stock units on a Form 4 on April 4, 2007, which late filings resulted because the Company did not timely identify that an earlier filing was required in connection with the deferral of retainer fees; (ii) Mr. Knight filed a late report on Form 4 on February 5, 2007 in which he reported his annual grant on January 31, 2007 of stock options and restricted stock units under the Directors Plan; (iii) Mr. Smith filed a late report on Form 4 on February 7, 2007, in which he reported his annual grant on January 31, 2007 of stock options and restricted stock units under the Directors Plan; and (iv) Mr. LePore filed a late report on Form 4 on September 12, 2007, in which he reported the grant of stock options and restricted stock under the 2004 Plan on August 9, 2007.

OTHER MATTERS

As of the date of this proxy statement, the Board has no knowledge of any business that will be presented for consideration at the meeting other than as described herein. If any other matter(s) are properly brought before the meeting or any adjournment(s) thereof, it is the intention of the persons named in the accompanying proxy card to vote the proxies that they receive in respect of such matter(s) in accordance with their judgment.

A copy of the Company’s Annual Report on Form 10-K for fiscal year 2007 will be delivered to any Company stockholder, without charge, upon a written request therefore. Requests for a copy of the Company’s Annual Report on Form 10-K should be addressed to the Secretary of the Company, at 300 Tice Boulevard, Woodcliff Lake, NJ 07677. In addition, the Company’s Annual Report on Form 10-K for fiscal year 2007 is available at www.parpharm.com/proxy.

SUBMISSION OF STOCKHOLDER PROPOSALS

In accordance with the Company’s Bylaws and Rules 14a-4(c) and 14a-5(e) under the Exchange Act, the Company hereby notifies its stockholders that it had not received, on or before February 25, 2008, proper notice of any other proposed matter to be submitted for stockholder vote at the 2008 meeting; and accordingly, any proxies received in respect of the meeting will be voted in the discretion of the Company’s management on any other matters(s) that may properly come from the meeting.

Any proposal that is intended to be presented by any stockholder for action at the 2009 Annual Meeting of Stockholders must be received in writing by the Secretary of the Company, at 300 Tice Boulevard, Woodcliff Lake, NJ 07677, no later than December 10, 2008, in order for such proposal to be considered for inclusion in the proxy statement and form of proxy relating to the 2009 meeting. Advance notice of stockholder nominations for the election of directors must be delivered personally to, or mailed to and received by, the Secretary of the Company at the address listed above, not less than 20 nor more than 60 days prior to the 2009 meeting date; however, in the event that less than 30 days’ prior notice or public disclosure of the 2009 meeting date is given or made to the Company’s stockholders, notice by the stockholder, to be timely, must be received not later than the close of business on the 10th day following the day on which such notice of the meeting date was mailed or such public disclosure was made.

The Company hereby further notifies its stockholders that if the Company does not receive written notice by February 23, 2009 of a matter proposed to be submitted for stockholders’ vote at the 2009 Annual Meeting of Stockholders, proxies received by members of the Company’s management for such meeting may be voted, at the discretion of such management members, on any matter(s) that properly come from such meeting, without any discussion of such proposed matter(s) in the proxy statement to be distributed in respect of such meeting.

By Order of the Board of Directors

Thomas J. Haughey
Secretary

Dated: April 1, 2008

APPENDIX A

PAR PHARMACEUTICAL COMPANIES, INC.
CORPORATE GOVERNANCE
AUDIT COMMITTEE CHARTER

Purpose

The purpose of the Audit Committee is to assist the Board of Directors (the “Board”) in its oversight and evaluation of:

•	the integrity of the Company’s financial statements;
•	the Company’s compliance with certain legal and regulatory requirements;
•	the qualifications, independence and performance of the Company’s independent auditors; and
•	the performance of the Company’s internal audit function.

In addition, the Audit Committee is charged with preparing an audit committee report as required by the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statements.

While certain duties and responsibilities of the Audit Committee are more specifically set forth below, the principal function of the Audit Committee is oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. In addition, management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to ensure compliance with applicable accounting standards, laws and regulations.

Each member of the Audit Committee may rely, to the extent reasonable, on the information, opinions, reports and statements of the Company’s management, independent auditors and other advisors.

The independent auditors for the Company are ultimately accountable to the Board and the Audit Committee. The independent auditors shall submit to the Audit Committee and the Company annually a formal written statement delineating all relationships between the independent auditors and the Company (“Statement as to Independence”), and addressing, at a minimum, the matters set forth in Independence Standard No. 1 adopted by the Independence Standards Board.

Organization

The Audit Committee shall consist of at least three directors, all of whom shall have no other material relationship to the Company and shall otherwise satisfy the applicable membership and independence requirements under Section 303A of the Listed Company Rules of the New York Stock Exchange, Inc. (the “NYSE”) and applicable laws, including but not limited to Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and related SEC rules and guidance. All members of the Committee shall be financially literate in the business judgment of the Board, and at least one member shall have, in the business judgment of the Board, accounting or financial management expertise.

Appointment and Removal

The members of the Audit Committee shall be appointed annually by the Board on the recommendation of the Nominating-Corporate Governance Committee of the Board. In each case, on the recommendation of the Nominating-Corporate Governance Committee, the Board may from time to time remove (with or without cause) members of the Audit Committee and fill any resulting vacancies.

Meetings

The Audit Committee shall hold at least four meetings per year and such additional meetings as the Audit Committee or its Chairperson shall determine.

In addition, the Audit Committee periodically should meet separately with representatives of the Company’s management, the director of the Company’s internal audit department (or other person, persons or outside firm responsible for the Company’s internal audit function) and the Company’s independent auditors to review and discuss the annual and quarterly financial reporting process and such other appropriate matters and to discuss any matters that the Audit Committee or any of those persons or firm believes should be discussed privately.

The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

Duties and Responsibilities

The Audit Committee shall have the following duties and responsibilities:

Independent Auditor.  The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the registered independent public accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit review or attest services for the Company, including the resolution of any disagreements between the Company’s management and the accounting firm regarding financial reporting. Each such accounting firm shall report directly to the Audit Committee. In this oversight role, the Audit Committee shall:

•	ensure that the Company’s independent auditors prepare and deliver annually the Statement as to Independence (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement);
•	actively engage the Company’s independent auditors in a dialogue with respect to, and review of, any relationships or services disclosed in this Statement that may impact the objectivity and independence of the auditors and take appropriate action (or recommend that the full Board take appropriate action) to satisfy itself of the auditors’ independence;
•	at least annually, obtain, review and provide to the full Board a report by the Company’s independent auditors describing:
o	the internal quality control procedures maintained by the outside auditing firm serving as the Company’s independent auditors;
o	any material issues raised by the most recent internal quality control review or peer review of such outside auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding year, respecting one or more independent audits carried out by such outside auditing firm, and any steps taken to address any such issues; and
o	all relationships between such outside auditing firm and the Company (in order to assess the auditor’s independence).
•	maintain a clear understanding with Company management and the internal audit department (or other person, persons or outside firm responsible for the Company’s internal audit function), on the one hand, and the Company’s independent auditors, on the other, regarding the ultimate accountability of the independent auditors;
•	meet with the Company’s independent auditors to discuss the planning, timing and staffing of the annual audit and the results of their examination and evaluation of the Company’s internal controls and the overall quality of its financial reporting;
•	evaluate, and discuss with the lead partner of the independent auditors, the qualifications, performance and independence of the Company’s independent auditors, and determine whether they appear adequate, in each case taking into account the opinions of Company management;
•	discuss the regular rotation of the independent auditors’ lead and concurring audit partners serving on the Company’s audit engagement team, as well as the rotation of any other persons on the Company’s audit engagement team who fall within the definition of “audit partner,” as defined by applicable SEC regulations, in each case as required by applicable law and/or regulations;
•	consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the Company’s independent auditing firm itself on a regular basis;
•	recommend to management policies for the Company’s hiring of employees or former employees of the Company’s independent auditors who were engaged on the Company’s account, consistent with any restrictions on such employment imposed by applicable SEC regulations or law;

•	review the Company’s policies with respect to risk assessment and risk management; and
•	present its conclusions with respect to the independent auditors to the full Board.

Internal Audit Function.  With respect to the Company’s internal audit function, the Audit Committee shall:

•	review the appointment and/or replacement of the director of the internal audit department (or other person, persons or outside firm responsible for the Company’s internal audit function) or, at the discretion of the Board, select and contract with an outside accounting firm to serve as the Company’s internal auditors and to perform the Company’s internal audit function;
•	advise the director of the internal audit department (or other person, persons or outside firm responsible for the Company’s internal audit function) that he or she is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the internal audit department (or other person, persons or outside firm responsible for the Company’s internal audit function) and management’s responses thereto and review such reports; and
•	discuss with the Company’s independent auditors responsibilities of the internal audit department (or such other person, persons or outside firm responsible for the Company’s internal audit function), the budget and staffing relative to the Company’s internal audit function and any recommended changes in the planned scope of the Company’s internal audit.

Financial and Disclosure Matters.  As a general matter, while the ultimate responsibility for the Company’s financial statements and disclosure rests with Company management and the Company’s independent auditors, the Audit Committee shall review:

•	major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles and policies;
•	any major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of any control deficiencies;
•	analyses prepared by Company management and/or the Company’s independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any analyses of the effects of alternative GAAP methods on the financial statements;
•	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures and transactions, on the financial statements of the Company;
•	the type and presentation of information to be included in the earnings press releases of the Company; and
•	any financial information and earnings guidance (and re-guidance) provided by the Company, consistent with Regulation FD, to analysts and rating agencies.

The Audit Committee shall meet with the Company’s independent auditors, with and (where deemed necessary) without representatives of management and the internal audit department (or other person, persons or outside firm responsible for the Company’s internal audit function) present, to:

•	discuss the scope of the annual audit;
•	review with the independent auditors any problems or difficulties encountered by the auditors in the course of the audit work and management’s response, including with respect to:
o	any restrictions on the scope of the independent auditors’ activities or access to requested information or personnel;
o	any significant disagreements with Company management;
o	any accounting adjustments that were noted or proposed by the auditors but were “passed”; and

o	any “management” or “internal controls” letter issued or proposed to be issued.
•	review and discuss the Company’s annual audited financial statements and the Company’s disclosure in its Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure (“MD&A”);
•	review and discuss the Company’s quarterly financial statements reasonably prior to the filing of each of its Form 10-Qs, including the results of the independent auditors’ review of the quarterly financial statements, and the Company’s disclosures in its MD&A;
•	review any disclosure relating to non-audit services performed for the Company by the Company’s independent auditors required to be included in the Company’s periodic reports;
•	review and discuss any reports or communications (and Company management’s and/or the internal audit department’s responses, or the response of any other person, persons or outside firm responsible for the Company’s internal audit function, thereto) submitted to the Audit Committee by the Company’s independent auditors required by or referred to in SAS 61 (as codified by AU Section 380), as the same may be modified or amended;
•	discuss any other significant matters arising from any audit, report or communication, whether raised by Company management, the internal audit department (or other person, persons or outside firm responsible for the Company’s internal audit function) or the Company’s independent auditors, relating to the Company’s financial statements;
•	determine whether any accounting restatement resulted from material non-compliance with SEC financial reporting requirements;
•	discuss any significant changes to the Company’s accounting principles, policies, controls, procedures and practices proposed or suggested by the Company’s independent auditors, the internal audit department or management;
•	inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks and exposures;
•	review the form of opinion that the Company’s independent auditors propose to render to the Board and the Company’s stockholders; and
•	review the form of attestation report on management’s assessment of internal controls over financial reporting to the extent required by applicable SEC regulations to be included in the Company’s annual reports.

In addition, the Audit Committee shall discuss with the Company’s management including, as appropriate, the director of its internal audit department (or such other person, persons or outside firm responsible for the Company’s internal audit function):

•	the results of management’s quarterly evaluation of the effectiveness of the Company’s disclosure controls and procedures, including any weaknesses and deficiencies in such controls and procedures identified by the Company’s management, and the proposed responses by management to any such weaknesses and deficiencies, and management’s disclosure regarding the effectiveness of such controls and procedures to the extent required by applicable SEC regulations to be included in the Company’s quarterly or annual reports;
•	the results of management’s annual evaluation of the effectiveness of the Company’s internal controls over financial reporting, including any weaknesses and deficiencies in such controls identified by the Company’s management, and proposed responses by management to any such weaknesses and deficiencies;
•	the form and content of management’s report on internal controls of financial reporting and any other disclosure regarding internal controls to the extent required by applicable SEC regulations to be included in the Company’s annual reports; and

•	the results of management’s quarterly evaluation of the Company’s internal controls over financial reporting, including the extent to which any such changes have materially affected, or are reasonably likely to materially effect, the Company’s internal controls over financial reporting and any related disclosure.

Also, the Audit Committee shall discuss with the Company’s legal counsel any significant legal matters that may have a material effect on the Company’s financial statements, the Company’s compliance policies, including material notices to or inquiries received from governmental agencies, and any other significant legal matters that the Committee or its counsel deems relevant.

The Audit Committee shall annually recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

Compliance Oversight.  In addition to the foregoing responsibilities, to help ensure the Company’s compliance with applicable SEC and other rules and regulations, the Audit Committee shall:

•	obtain from the Company’s independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Exchange Act;
•	obtain reports from management, the Company’s senior auditing executive and the Company’s independent auditors that the Company and its affiliated entities are in conformity with the applicable requirements of the Company’s Code of Business Conduct and Ethics;
•	review any reports and disclosures from management, the internal audit department and external auditors and internal auditors of any insider and/or affiliated party transactions; and
•	generally advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

Complaints.  In accordance with Rule 10A-3 of the Exchange Act, the Audit Committee shall establish and maintain procedures for:

•	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls and/or auditing matters; and
•	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Investigations.  The Audit Committee shall have the authority to conduct any investigation appropriate to fulfilling its responsibilities, including with respect to any matter brought to its attention with respect to compliance with the Company’s Code of Business Conduct and Ethics or Code of Ethics for senior financial officer, through the complaint procedures described above.

Audit Committee Charter.  The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Charter shall be made available on the Company’s website at www.parpharm.com.

Self-Evaluation.  The Audit Committee shall conduct an annual performance self-evaluation.

Authority to Engage Outside Advisors.  The Audit Committee shall have the authority to engage independent counsel and other advisors, as it deems necessary to carry out its duties, at the Company’s expense.

Other Duties.  The Audit Committee also shall perform such additional duties and have such additional responsibilities and functions as the Board from time to time may determine and delegate to the Committee.

Funding

The Board shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for payment of:

•	compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report and/or performing other audit, review or attest services for the Company;
•	compensation to any outside firm(s) engaged to perform the Company’s internal audit function;
•	compensation of any advisors employed by the Audit Committee to assist the Audit Committee in carrying out its duties; and
•	ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Reports of the Committee

•	At each regular meeting of the Board, the Audit Committee shall report the substance of all actions taken by the Audit Committee since the date of its last report to the Board. Each report shall be filed with the minutes of the Board Meeting at which it is presented, as a part of the Company’s corporate records.

PAR PHARMACEUTICAL COMPANIES, INC.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

The undersigned stockholder(s) of PAR PHARMACEUTICAL COMPANIES, INC., a Delaware corporation (the "Company"), hereby constitute(s) and appoint(s) Gerard A. Martino and Thomas J. Haughey, and each of them, with full power of substitution in each, as the agents, attorneys and proxies of the undersigned, for and in the name, place and stead of the undersigned, to vote at the 2008 Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Courtyard by Marriott Montvale, 100 Chestnut Ridge Road, Montvale, New Jersey, on May 20, 2008, at 10:00 a.m. (local time), or any adjournment(s) thereof, all of the shares of common stock of the Company that the undersigned would be entitled to vote if then personally present at such Meeting in the manner specified herein and on any other business as may properly come before the Meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON THE REVERSE SIDE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS NUMBER 1 AND 2. THIS PROXY WILL BE VOTED IN THE JUDGMENT OF MANAGEMENT ON ANY OTHER MATTER(S) THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

(Continued and to be signed and dated on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

PAR PHARMACEUTICAL COMPANIES, INC.

May 20, 2008

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20330000000000000000 9 052008

THE BOARD RECOMMENDS A VOTE "FOR" PROPOSALS NUMBER 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF CLASS III DIRECTORS:

NOMINEES:
- ☐ FOR ALL NOMINEES
- ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
- ☐ FOR ALL EXCEPT (See instructions below)

○ Patrick G. LePore
○ Ronald M. Nordmann
○ Joseph E. Smith

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. TO RATIFY THE SELECTION OF THE FIRM OF DELOITTE & TOUCHE LLP AS AUDITORS FOR FISCAL YEAR 2008	☐	☐	☐

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF AND AS PROVIDED IN RULE 14A-4(C) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Please Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Postage Pre-paid Envelope.

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership or LLC, please sign in entity's name by authorized person.